Exhibit 2.2

                                                                  EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                             AMSOUTH BANCORPORATION

                                       AND

                          REGIONS FINANCIAL CORPORATION


                            DATED AS OF MAY 24, 2006

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                                TABLE OF CONTENTS

                                                                            PAGE

Parties......................................................................1

RECITALS.....................................................................1

Article 1    THE MERGER......................................................1
     1.1      Merger.........................................................1
     1.2      Time and Place of Closing......................................1
     1.3      Effective Time.................................................2
     1.4      Conversion of AmSouth Common Stock.............................2
     1.5      Effects on Common Stock........................................3
     1.6      AmSouth Stock Options and Other Equity-Based Awards............3

Article 2    EXCHANGE OF SHARES..............................................6
     2.1      Exchange Procedures............................................6
     2.2      Rights of Holders..............................................7

Article 3    REPRESENTATIONS AND WARRANTIES..................................8
     3.1      Disclosure Letters.............................................8
     3.2      Standards......................................................8
     3.3      Representations and Warranties of the Parties..................9

Article 4    COVENANTS AND ADDITIONAL AGREEMENTS............................21
     4.1      Conduct of Business Prior to Effective Time...................21
     4.2      Forbearances..................................................21
     4.3      Dividends.....................................................23
     4.4      Reasonable Best Efforts.......................................23
     4.5      Shareholders' and Stockholders' Approvals.....................24
     4.6      Registration Statement; Joint Proxy Statement/Prospectus......24
     4.7      Applications and Consents.....................................25
     4.8      Notification of Certain Matters...............................26
     4.9      Investigation and Confidentiality.............................26
     4.10     Press Releases; Publicity.....................................27
     4.11     Acquisition Proposals.........................................27
     4.12     Takeover Laws; No Rights Triggered............................28
     4.13     Exemption from Liability Under Section 16(b)..................28
     4.14     Agreement of Affiliates.......................................29
     4.15     Employee Benefits and Contracts...............................29
     4.16     Indemnification...............................................30
     4.17     Corporate Governance..........................................31
     4.18     Change of Method..............................................33
     4.19     Restructuring Efforts.........................................34

Article 5    CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE..............34
     5.1      Conditions to Obligations of Each Party.......................34

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     5.2      Conditions to Obligations of Regions..........................34
     5.3      Conditions to Obligations of AmSouth..........................35

Article 6    TERMINATION....................................................36
     6.1      Termination...................................................36
     6.2      Effect of Termination.........................................37

Article 7    MISCELLANEOUS..................................................37
     7.1      Definitions...................................................37
     7.2      Non-Survival of Representations and Covenants.................45
     7.3      Expenses......................................................46
     7.4      Entire Agreement..............................................46
     7.5      Amendments....................................................46
     7.6      Waivers.......................................................46
     7.7      Assignment....................................................47
     7.8      Notices.......................................................47
     7.9      Governing Law.................................................47
     7.10     Counterparts..................................................48
     7.11     Captions......................................................48
     7.12     Interpretations...............................................48
     7.13     Severability..................................................48
     7.14     Waiver of Jury Trial..........................................48

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LIST OF EXHIBITS


         EXHIBIT  DESCRIPTION

             1.   Amendment to AmSouth Rights Plan (ss. 3.3(b)(iii))

             2.   Form of AmSouth Affiliate Letter (ss. 4.14)

             3.   Form of Regions Option Agreement

             4.   Form of AmSouth Option Agreement

                                       -iii-
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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of May 24, 2006, by and between AMSOUTH BANCORPORATION, a Delaware corporation ("AMSOUTH"), and REGIONS FINANCIAL CORPORATION, a Delaware corporation ("REGIONS").

                                    RECITALS

     A. APPROVALS. The Boards of Directors of AmSouth and Regions have each determined that the transactions described herein are consistent with, and will further, their respective business strategies and goals, and are in the best interests of AmSouth and Regions, respectively, and their respective stockholders.

     B. OPTION AGREEMENTS. As an inducement and condition to the entrance of AmSouth into this Agreement, Regions is granting to AmSouth an option pursuant to a stock option agreement in the form set forth in EXHIBIT 3 (the "REGIONS OPTION AGREEMENT"). As an inducement and condition to the entrance of Regions into this Agreement, AmSouth is granting to Regions an option pursuant to a stock option agreement in the form set forth in EXHIBIT 4 (the "AMSOUTH OPTION AGREEMENT" and, together with the Regions Option Agreement, the "OPTION AGREEMENTS").

     C. INTENTION OF THE PARTIES. It is the intention of the Parties that, for federal income Tax purposes, the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and that this Agreement shall constitute a "plan of reorganization" for purposes of Sections 354 and 361 of the Internal Revenue Code.

     D. DEFINED TERMS. Certain capitalized terms used in this Agreement are defined in 7.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE 1
                                  THE MERGER

     1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, AmSouth shall be merged with and into Regions in accordance with the provisions of Section 251 of the DGCL (the "MERGER"). Regions shall be the surviving corporation in the Merger (the "SURVIVING CORPORATION") and shall continue to be governed by the Laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of AmSouth shall cease.

     1.2 TIME AND PLACE OF CLOSING. The closing of the Merger (the "CLOSING") shall take place at such time and place as Regions and AmSouth shall agree, on the date when the Effective Time (as defined in Section 1.3) is to occur (the "CLOSING DATE").

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     1.3 EFFECTIVE TIME.  Subject to the terms and conditions of this Agreement, on the Closing Date, the Parties will cause a certificate of merger to be filed with the Secretary of State of the State of Delaware (the "DELAWARE SECRETARY") as provided in Section 251 of the DGCL to effect the Merger. The Merger shall take effect when such certificate of merger is filed, or at such other time as may be specified therein (the "EFFECTIVE TIME"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon by the duly authorized officers of each Party, the Parties shall cause the Effective Time to occur on the third business day following the date on which satisfaction or waiver of the last of the conditions set forth in Article 5 has occurred (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or such earlier date mutually agreed upon by the Parties.

     1.4 CONVERSION OF AMSOUTH COMMON STOCK. At the Effective Time, in each case subject to Section 1.5, by virtue of the Merger and without any action on the part of the Parties or the holder of any securities of the parties:

               (a) Each share of AmSouth Common Stock (including the AmSouth Stockholder Rights) that is Outstanding immediately prior to the Effective Time (other than shares of AmSouth Common Stock held by either Party (in each case other than in a fiduciary or agency capacity or on behalf of third parties or as a result of debts previously contracted)) shall be converted into 0.7974 fully paid and nonassessable shares of Regions Common Stock (the "EXCHANGE RATIO").

               (b) All shares of AmSouth Common Stock (including the AmSouth Stockholder Rights) converted pursuant to this Section 1.4 shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of AmSouth Common Stock (the "OLD AMSOUTH CERTIFICATES") shall cease to represent any rights except the right to receive with respect to each underlying share of AmSouth Common Stock (i) a certificate representing the number of whole shares of Regions Common Stock into which the shares of AmSouth Common Stock represented by such Old AmSouth Certificate have been converted pursuant to this Section 1.4, (ii) in accordance with Section 1.4(c), cash in lieu of fractional shares of Regions Common Stock represented by such Old AmSouth Certificate which have been converted pursuant to this Section 1.4; and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to
     Section 2.1(a).

               (c) Notwithstanding any other provision of this Agreement, each holder of shares of AmSouth Common Stock exchanged pursuant to the Merger which would otherwise have been entitled to receive a fraction of a share of Regions Common Stock (after taking into account all Old AmSouth Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest and rounded to the nearest cent) in an amount equal to such fractional part of a share of Regions Common Stock multiplied by the closing sale price of Regions Common Stock on the NYSE Composite Transaction Tape on the trading day immediately preceding the Closing Date as reported by THE WALL STREET JOURNAL or, if not reported therein, in another authoritative source .

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               (d) If,  following  the date of this  Agreement  and prior to the
     Effective Time, the outstanding shares of Regions Common Stock or AmSouth Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the number of shares of Regions Common Stock that each share of AmSouth Common Stock shall represent the right to receive upon conversion.

     1.5 EFFECTS ON COMMON STOCK.

          (a) At and after the Effective Time, each share of Regions Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger; provided that any shares of Regions Common Stock held by AmSouth or its Subsidiaries prior to the Effective Time (other than in a fiduciary or agency capacity or on behalf of third parties or as a result of debts previously contracted) shall be cancelled and retired and shall resume the status of authorized and unissued shares of Regions Common Stock, and no shares of Regions Common Stock or other securities of Regions shall be issued in respect thereof.

          (b) Each of the shares of AmSouth Common Stock held by either Party (in each case other than in a fiduciary or agency capacity or on behalf of third parties as a result of debts previously contracted) shall be cancelled and retired and shall cease to exist at the Effective Time and no consideration shall be issued in exchange therefor.

     1.6 AMSOUTH STOCK OPTIONS AND OTHER EQUITY-BASED AWARDS.

          (a) Each option to purchase shares of AmSouth Common Stock (an "AMSOUTH STOCK OPTION") granted under an equity or equity-based compensation plan of AmSouth (an "AMSOUTH STOCK PLAN"), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time shall cease, at the Effective Time, to represent a right to acquire shares of AmSouth Common Stock and shall be converted at the Effective Time, without any action on the part of any holder of any AmSouth Stock Option, into an option to purchase a share of Regions Common Stock (a "REGIONS STOCK OPTION") on the same terms and conditions as were applicable under such AmSouth Stock Option (but taking into account any changes thereto, including any acceleration thereof, provided for in the relevant AmSouth Stock Plan, or in the related award document by reason of the transactions contemplated hereby). The number of shares of Regions Common Stock subject to each such Regions Stock Option shall be equal to the number of shares of AmSouth Common Stock subject to each such AmSouth Stock Option multiplied by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Regions Common Stock, and such Regions Stock Option shall have an exercise price per share (rounded to the nearest cent) equal to the per share exercise price specified in such AmSouth Stock Option divided by the Exchange Ratio; provided that, in the case of any AmSouth Stock Option to which Section 421 of the Internal Revenue Code applies as of the Effective Time (after taking into account the effect of any accelerated vesting thereof, if applicable) by reason of its qualification under Section 422 or Section 423 of the Internal

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Revenue Code, the exercise  price,  the number of shares of Regions Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Internal Revenue Code; provided, further, that, in the case of any AmSouth Stock Option to which Section 409A of the Internal Revenue Code applies as of the Effective Time, the exercise price, the number of shares of Regions Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of
Section 409A of the Internal Revenue Code.

          (b) At the Effective Time, each Right consisting of, based on or relating to shares of AmSouth Common Stock granted under an AmSouth Stock Plan, other than AmSouth Stock Options (each, an "AMSOUTH STOCK-BASED AWARD"), whether contingent or accrued, which is outstanding immediately prior to the Effective Time shall cease, at the Effective Time, to represent a Right with respect to shares of AmSouth Common Stock and shall be converted without any action on the part of any holder of a Right, at the Effective Time, into a Right consisting of, based on or relating to shares of Regions Common Stock granted under a Regions Stock Plan, other than Regions Stock Options (each, a "REGIONS STOCK-BASED AWARD"), on the same terms and conditions as were applicable under the AmSouth Stock-Based Awards (but taking into account any changes thereto, including any acceleration thereof, provided for in the relevant AmSouth Stock Plan or in the related award document by reason of the transactions contemplated hereby). The number of shares of Regions Common Stock subject to each such Regions Stock-Based Award shall be equal to the number of shares of AmSouth Common Stock subject to the AmSouth Stock-Based Award multiplied by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Regions Common Stock and, if applicable, such Regions Stock-Based Award shall have an exercise price per share (rounded to the nearest cent) equal to the per share exercise price specified in the AmSouth Stock-Based Award divided by the Exchange Ratio. Any dividend equivalents credited to the account of each holder of an AmSouth Stock-Based Award as of the Effective Time shall remain credited to such holder's account immediately following the Effective Time, subject to adjustment in accordance with the foregoing.

          (c) As soon as practicable after the Effective Time, Regions shall deliver to the holders of AmSouth Stock Options and AmSouth Stock-Based Awards any required notices setting forth such holders' rights pursuant to the relevant AmSouth Stock Plans and award documents and stating that such AmSouth Stock Options and AmSouth Stock-Based Awards have been assumed by Regions and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.6 after giving effect to the Merger and the terms of the relevant AmSouth Stock Plans).

          (d) Following the Effective Time, Regions may maintain the AmSouth Stock Plans for purposes of granting future awards in accordance with the NYSE rules. If so, the provisions of the AmSouth Stock Plans, including the respective terms of such plans, will be unchanged, except that (i) all Rights issued by Regions pursuant to the AmSouth Stock Plans following the Effective Time shall be Rights in respect of Regions Common Stock, (ii) all references to AmSouth (other than any references relating to a "change in control" of AmSouth) in each AmSouth Stock Plan and in each agreement evidencing any award thereunder shall be deemed to refer to Regions, unless Regions determines otherwise, and (iii) the number of shares of Regions Common Stock available for future issuance pursuant to each AmSouth Stock Plan following the Effective Time (the "AVAILABLE AMSOUTH STOCK PLAN SHARES") shall be equal to the number of shares of AmSouth Common Stock so available immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded, if necessary, down to the nearest whole share of Regions Common Stock.

          (e) Prior to the Effective Time, AmSouth shall take all necessary action for the adjustment of AmSouth Stock Options and AmSouth Stock-Based Awards under this Section 1.6. Regions shall reserve for future issuance a number of shares of Regions Common Stock at least equal to the number of shares of Regions Common Stock that will be subject to Regions Stock Options and Regions Stock-Based Awards as a result of the actions contemplated by this
Section 1.6, plus the number of Available AmSouth Stock Plan Shares in the event that Regions maintains the AmSouth Stock Plans as contemplated by this Section
1.6. As soon as practicable following the Effective Time, Regions shall file a registration statement on Form S-8 or S-3, as the case dictates (or any successor form, or if Form S-8 or S-3 is not available, other appropriate forms), with respect to the shares of Regions Common Stock subject to such Regions Stock Options and Regions Stock-Based Awards (and the Available AmSouth Stock Plan Shares, as the case dictates) and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Regions Stock Options and Regions Stock-Based Awards remain outstanding.

          (f) AmSouth shall take such action as is necessary to provide that as of no later than three business days prior to the Closing Date no further shares of AmSouth Common Stock will be purchased under the AmSouth Direct Stock Purchase and Dividend Reinvestment Plan (the "AMSOUTH DRIP"); provided, that such cessation of further purchases following the Closing Date shall be conditioned upon the consummation of the Merger. Immediately prior to and effective as of the Effective Time and subject to the consummation of the Merger, AmSouth shall terminate the AmSouth DRIP.

     1.7 CERTIFICATE OF INCORPORATION AND BYLAWS. At the Effective Time, (1) the Regions Restated Certificate of Incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law and (2) the Regions Bylaws, as amended in a manner consistent with Section 4.17, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.8 EFFECTS OF THE MERGER. At and after the Effective Time, the merger shall have the effects set forth in Section 259 of the DGCL.

     1.9 HEADQUARTERS. At the Effective Time, the location of the corporate headquarters and of the principal executive offices of the Surviving Corporation shall be the City of Birmingham in the State of Alabama, United States of America.

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                                   ARTICLE 2
                               EXCHANGE OF SHARES

     2.1 EXCHANGE PROCEDURES.

          (a) At or prior to the Effective Time, Regions shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Old AmSouth Certificates, for exchange in accordance with Article 1 and this
Article 2, certificates representing Regions Common Stock ("NEW CERTIFICATES") (together with any dividends or distributions with respect thereto and any cash to be paid hereunder in lieu of fractional shares of Regions Common Stock (without any interest thereon), the "EXCHANGE FUND") to be paid pursuant to
Article 1 and this Article 2 in exchange for outstanding shares of AmSouth Common Stock.

          (b) As promptly as practicable after the Effective Time, Regions shall send or cause to be sent to each former holder of record of shares of AmSouth Common Stock immediately prior to the Effective Time (each, a "HOLDER"), transmittal materials for use in exchanging such Holder's Old AmSouth Certificates for the consideration set forth in Article 1 (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing such shares of AmSouth Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). Regions shall cause the New Certificates for shares of Regions Common Stock into which shares of a Holder's AmSouth Common Stock are converted at the Effective Time or dividends or distributions which such Person shall be entitled to receive and any fractional share interests to be delivered to such Person upon delivery to the Exchange Agent of Old AmSouth Certificates representing such shares of AmSouth Common Stock, together with the transmittal materials, duly executed and completed in accordance with the instructions thereto. No interest will accrue or be paid on any such cash to be paid pursuant to Article 1 and this Article 2 upon such delivery. If any New Certificate is to be issued or any cash payment is to be made in a name other than that in which the Old AmSouth Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay any transfer or other Taxes required by reason of the issuance of such New Certificate or the making of such cash payment in a name other than that of the registered Holder of the Old AmSouth Certificate surrendered, or shall establish to the satisfaction of Regions and the Exchange Agent that any such Taxes have been paid or are not applicable. Any Person who the Parties reasonably believe to be an "affiliate" of AmSouth for purposes of Rule 145 of the 1933 Act shall not be entitled to receive any New Certificate or payment pursuant to Article 1 or this
Article 2 until such Person shall have duly executed and delivered an appropriate agreement as described in Section 4.14.

          (c) Notwithstanding the foregoing, none of the Exchange Agent, any of the Parties or any of their respective Subsidiaries shall be liable to any former Holder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

          (d) If any Old AmSouth Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Old AmSouth Certificate to be lost, stolen or destroyed and, if required by Regions or the Exchange Agent, the posting by such Person of a bond in such reasonable amount as Regions or the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Old AmSouth Certificate, Regions or the Exchange Agent shall, in exchange for the shares of AmSouth Common Stock represented by such lost, stolen or destroyed Old AmSouth Certificate, issue or cause to be issued a New Certificate and pay or cause to be paid the amounts, if any, deliverable in respect to the shares of AmSouth Common Stock formerly represented by such Old AmSouth Certificate pursuant to this Agreement.

          (e) Any portion of the Exchange Fund that remains unclaimed by the Holders of AmSouth Common Stock for six months after the Effective Time shall be returned to Regions (together with any dividends or earnings in respect thereof). Any Holders of AmSouth Common Stock who have not theretofore complied with this Article 2 shall thereafter be entitled to look only to Regions, and only as a general creditor thereof, for payment of the consideration deliverable in respect of each share of AmSouth Common Stock such Holder holds as determined pursuant to this Agreement, without any interest thereon.

          (f) The Exchange Agent and Regions shall be entitled to deduct and withhold from any cash in lieu of fractional shares of Regions Common Stock, cash dividends or distributions payable pursuant to Section 2.1(a) and any other cash amounts otherwise payable pursuant to this Agreement to any Holder such amounts as the Exchange Agent or Regions, as the case may be, is required to deduct and withhold under the Internal Revenue Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent the amounts are so withheld by the Exchange Agent or Regions, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of whom such deduction and withholding was made by the Exchange Agent or Regions, as the case may be.

     2.2 RIGHTS OF HOLDERS. At the Effective Time, the stock transfer books of AmSouth shall be closed and no transfer by any Holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 2.1 and except as provided in this Section 2.2, each Old AmSouth Certificate (other than shares to be cancelled pursuant to Section 2.1(b)) shall, from and after the Effective Time, represent for all purposes only the right to receive the consideration provided in Section 1.4, as the case may be, and any dividends or any other distributions with a record date prior to the Effective Time which have been declared or made by AmSouth in respect of such shares of AmSouth Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, Holders shall be entitled to vote after the Effective Time at any meeting of Regions stockholders the number of whole shares of Regions Common Stock into which their respective shares of AmSouth Common Stock are converted, regardless of whether such Holders have exchanged their certificates representing AmSouth Common Stock for New Certificates representing Regions Common Stock in accordance with the provisions of this Agreement, but beginning 60 days after the Effective Time no such Holder shall be entitled to vote on any matter until such Holder surrenders such Old AmSouth Certificate for exchange as provided in
Section 2.1. Whenever a dividend or other distribution is declared by Regions on Regions Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Regions Common Stock issuable pursuant to this Agreement, but beginning 60 days after the Effective Time no dividend or other distribution payable to the holders of record of Regions Common Stock as of any time subsequent to the Effective Time shall be delivered to the Holder of an Old AmSouth Certificate until such Holder surrenders such Old AmSouth Certificate for exchange as provided in Section 2.1. However, upon surrender of the Old AmSouth Certificate, both the New Certificate, together with all such undelivered dividends or other distributions (without interest) and any undelivered cash payments to be paid for fractional share interests (without interest), shall be delivered and paid with respect to each share represented by such New Certificate.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

     3.1 DISCLOSURE LETTERS. Prior to the execution and delivery of this Agreement, each Party has delivered to the other Party a letter (its "DISCLOSURE LETTER") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such Party's representations or warranties contained in Section 3.3 or to one or more of its covenants contained in Article 4; provided, that (i) no such item is required to be set forth in a Party's Disclosure Letter as an exception to any representation or warranty of such Party if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 3.2, and (ii) the mere inclusion of an item in a Party's Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission by that Party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect with respect to such Party. Any disclosures made with respect to a subsection of Section 3.3 shall be deemed to qualify (a) any subsections of Section 3.3 specifically referenced or cross-referenced and (b) other subsections of Section 3.3 to the extent it is clear (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure (i) applies to such other subsections and
(ii) contains sufficient detail to enable a reasonable Person to recognize the relevance of such disclosure to such other subsections.

     3.2 STANDARDS.

          (a) No  representation  or warranty of any Party  hereto  contained in
Section 3.3 (other than the representations and warranties in (i) Sections 3.3(b)(i), 3.3(c)(i) and (ii), and 3.3(r) which shall be true and correct in all material respects with respect to it, and (ii) Sections 3.3(b)(ii)(A) and 3.3(e)(ii) which shall be true and correct in all respects) shall be deemed untrue or incorrect, and no Party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any representation or warranty contained in Section 3.3, has had or is reasonably likely to have a Material Adverse Effect on such Party.

          (b) The term "MATERIAL ADVERSE EFFECT," as used with respect to a Party, means an effect which (i) is materially adverse to the business, properties, financial condition or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) materially impairs the ability of such Party to consummate the Merger and the transactions contemplated hereby on a timely basis; provided that, in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent attributable to or resulting from (A) any changes in Laws, regulations or interpretations of Laws or regulations generally affecting the banking, bank holding company or financial holding company businesses, (B) any change in GAAP or regulatory accounting requirements, generally affecting the banking, bank holding company or financial holding company businesses, (C) events, conditions or trends in economic, business or financial conditions generally affecting the banking, bank holding company or financial holding company businesses specifically, (D) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, or due to natural disasters, (E) the effects of the actions expressly permitted or required by this Agreement or that are taken with the prior informed written consent of the other Party in contemplation of the transactions contemplated hereby, and (F) the announcement of this Agreement and the transactions contemplated hereby.

     3.3 REPRESENTATIONS AND WARRANTIES OF THE PARTIES. Subject to and giving effect to Sections 3.1 and 3.2 and except as set forth in the relevant Disclosure Letter, Regions hereby represents and warrants to AmSouth and AmSouth hereby represents and warrants to Regions, that:

          (a) ORGANIZATION, STANDING, AND POWER; SUBSIDIARIES. It, and each of its Subsidiaries, is duly organized, validly existing, and (to the extent applicable) in good standing under the Laws of the jurisdiction in which it is organized. It, and each of its Subsidiaries, has the requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as now conducted. It, and each of its Subsidiaries, is duly qualified or licensed to do business and (to the extent applicable) in good standing in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed. It has made available to the other Party hereto a complete and correct copy of its Organizational Documents, each as amended to the date hereof and as in full force and effect as of the date hereof. A true and complete list of its direct and indirect Subsidiaries as of the date hereof is set forth in Section 3.3(a) of its Disclosure Letter.

          (b) AUTHORITY; NO BREACH OF AGREEMENT.

               (i) It has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and the Option Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Option Agreements, and the consummation of the transactions contemplated hereby and thereby, including the Merger, by it, have been duly and validly authorized by all necessary corporate action (including valid authorization and unanimous adoption of this Agreement and valid authorization of the Option Agreements, in each case, by its duly constituted Board of Directors), subject only to the receipt of

     (A)in the case of AmSouth, the approval of this Agreement by the holders of a majority of the Outstanding shares of AmSouth Common Stock (the "AMSOUTH STOCKHOLDER APPROVAL"), and (B)in the case of Regions, approval of this Agreement by the holders of a majority of the Outstanding shares of Regions Common Stock (the "REGIONS STOCKHOLDER APPROVAL"). The amendment of the Regions Bylaws as set forth in Section 4.17 has been duly and validly authorized by all necessary corporate action (including valid authorization and unanimous adoption of a resolution, not to be withdrawn, providing for such Regions Bylaws amendment contingent on the Effective Time by Regions's duly constituted Board of Directors). Subject to the AmSouth Stockholder Approval in the case of AmSouth and the Regions Stockholder Approval in the case of Regions and assuming due authorization, execution, and delivery of this Agreement and the Option Agreements by the other Party, this Agreement and the Option Agreements represent legal, valid, and binding obligations of it, enforceable against it in accordance with their terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The Regions Common Stock to be issued in the Merger, when issued, will be validly issued, fully paid and nonassessable, and no current or past stockholder of Regions will have any preemptive right or similar rights in respect thereof.

               (ii) Neither the execution and delivery of this Agreement nor the Option Agreements by it, nor the consummation by it of the transactions contemplated hereby or thereby, nor compliance by it with any of the provisions hereof or thereof, will (A)conflict with or result in a breach or violation of any provision of its Organizational Documents, (B) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation or acceleration of any Lien (with or without the giving of notice, the lapse of time or both) on any material asset of it or its Subsidiaries under, any Contract or Permit of it or its Subsidiaries, or any change in the rights or obligations under any Contract, or (C) subject to receipt of the Regulatory Consents and the expiration of any waiting period required by Law, violate any Law, Order or governmental license applicable to it or its Subsidiaries or any of their respective material assets.

               (iii) In the case of AmSouth only, it has taken all action necessary or appropriate so that the entering into of this Agreement and the AmSouth Option Agreement, and the consummation of the transactions contemplated hereby and thereby (individually or in conjunction with any other event), do not and will not result in the ability of any Person to exercise any rights under the AmSouth Rights Plan or enable or require the AmSouth Shareholder Rights to separate from the shares of AmSouth Common Stock to which they are attached or to be triggered or become exercisable or unredeemable. No "Separation Time" (as such term is defined in the AmSouth Rights Plan) has occurred or will occur as a result of the transactions contemplated hereby. AmSouth has duly adopted an amendment to the AmSouth Rights Plan substantially in the form attached hereto as
     Exhibit 1.

               (iv) Other than in connection or compliance with the provisions of the Securities Laws, and other than (A) the Regulatory Consents, (B) notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation (the "PBGC") or both with respect to any Compensation and Benefit Plans, (C) the filing of the certificate of merger described in Section 1.3 and (D) as set forth in Section 3.3(b)(iv) of its Disclosure Letter, no notice to, application or filing with, or Consent of, any Governmental Authority is necessary in connection with the execution, delivery or performance of this Agreement or the Option Agreements and the consummation by it of the Merger and the other transactions contemplated by this Agreement or the Option Agreements.

          (c) CAPITAL STOCK.

               (i) In the case of AmSouth only, the authorized capital stock of AmSouth consists of 750,000,000 shares of AmSouth Common Stock and 2,000,000 shares of AmSouth Preferred Stock, of which, as of the date of this Agreement, (A)346,873,580 shares of AmSouth Common Stock were issued and outstanding, (B) no shares of AmSouth Preferred Stock were issued and outstanding, and not more than 382,873,580 shares of AmSouth Common Stock and no shares of AmSouth Preferred Stock will be issued and outstanding immediately prior to the Effective Time. As of the date of this Agreement, no more than 36,000,000 shares of AmSouth Common Stock, in the aggregate, were subject to (A) AmSouth Stock Options granted under AmSouth Stock Plans
     (B) outstanding Rights under the AmSouth Stock Plans. As of the date of this Agreement, no more than 69,027,842 shares of AmSouth Common Stock were reserved for issuance pursuant to the AmSouth Option Agreement. Except as set forth in this Section 3.3(c)(i), as contemplated by the AmSouth Rights Plan or the AmSouth DRIP or as specifically set forth in Section 3.3(c)(i) of AmSouth's Disclosure Letter (which shall set forth in detail (including exercise prices) all outstanding (i) stock options, (ii) stock appreciation rights and (iii) restricted stock and restricted stock units under AmSouth Stock Plans), there are no shares of AmSouth Capital Stock or other equity securities of AmSouth outstanding and no outstanding Rights relating to the AmSouth Capital Stock, and no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Right for the purchase, subscription or issuance of any securities of AmSouth. All of the Outstanding shares of AmSouth Capital Stock are duly and validly authorized, issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of AmSouth Capital Stock has been issued in violation of any preemptive or similar rights of the current or past stockholders of AmSouth.

               (ii) In the case of Regions only, the authorized capital stock of Regions consists of 1,500,000,000 shares of Regions Common Stock and 10,000,000 shares of Regions Preferred Stock, of which, as of the date of this Agreement, (A) 456,116,552 shares of Regions Common Stock were issued and outstanding, and (B) no shares of Regions Preferred Stock were issued and outstanding, and not more than 485,916,552 shares of Regions Common Stock will be issued and outstanding immediately prior to the Effective Time. As of the date of this Agreement, no more than 29,800,000 shares of

     Regions Common Stock, in the aggregate, were subject to (A) Regions Stock Options granted under the Regions Stock Plans and (B) outstanding Rights under the Regions Stock Plans. As of the date of this Agreement, no more than 90,767,194 shares of Regions Common Stock were reserved for issuance pursuant to the Regions Option Agreement. Except as set forth in this
     Section 3.3(c)(ii), as contemplated by the Equiserve Investment Plan for Regions (the "REGIONS DRIP") or as specifically set forth in Section 3.3(c)(ii) of Regions's Disclosure Letter (which shall set forth in detail (including exercise prices) all outstanding (i) stock options, (ii) stock appreciation rights and (iii) restricted stock and restricted stock units under Regions Stock Plans), there are no shares of Regions Capital Stock or other equity securities of Regions outstanding and no outstanding Rights relating to the Regions Capital Stock, and no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Right for the purchase, subscription or issuance of any securities of Regions. All of the Outstanding shares of Regions Capital Stock are duly and validly authorized, issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of Regions Capital Stock has been issued in violation of any preemptive or similar rights of the current or past stockholders of Regions.

               (iii) All the outstanding shares of capital stock of each of its Subsidiaries owned by it or a Subsidiary of it have been duly authorized and validly issued and are fully paid and (except, with respect to bank Subsidiaries, as provided under applicable state Law) nonassessable, and are owned by it or a Subsidiary of it free and clear of all Liens or Rights.

          (d) SEC FILINGS; FINANCIAL STATEMENTS.

               (i) Each Party has filed and made available to the other Party all SEC Documents required to be filed by it with the SEC since December 31, 2002 (collectively, the "SEC REPORTS"). Its SEC Reports, including the Financial Statements, exhibits and schedules contained therein, (A) at the time filed, complied (and any SEC Reports filed after the date of this Agreement will comply) in all material respects with the applicable requirements of the Securities Laws, and (B) at the time they were filed (or if amended or superseded by another SEC Report filed prior to the date of this Agreement, then on the date of such filing), did not (and any SEC Reports filed after the date of this Agreement will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Reports or necessary in order to make the statements made in such SEC Reports, in light of the circumstances under which they were made, not misleading.

               (ii) Each of its Financial Statements contained in its SEC Reports (including any SEC Reports filed after the date of this Agreement) complied (or, in the case of SEC Reports filed after the date of this Agreement, will comply) in all material respects with the applicable requirements of the Securities Laws with respect thereto, fairly presented (or, in the case of SEC Reports filed after the date of this Agreement, will fairly present) the consolidated financial position of it and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, in each case in accordance with GAAP consistently applied during the periods indicated, except in each case as may be noted therein, and subject to normal year-end audit adjustments and as permitted by Form 10-Q in the case of unaudited Financial Statements.

          (e) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2005, except as disclosed in its SEC Reports filed prior to the date of this Agreement, it and its Subsidiaries have conducted their respective businesses only in the ordinary course of such businesses and there have been no events, changes, developments or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it.

          (f) TAX MATTERS. All Tax Returns required to be filed by or on behalf of it or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension has been granted and has not expired, and all such filed returns are complete and accurate in all material respects. It has made available to the other Party true and correct copies of the United States federal income Tax Returns filed by it or its Subsidiaries for the fiscal years ending on or after 2000, and all income Tax Returns of it and its Subsidiaries have been examined by the Internal Revenue Service and any applicable state and local Tax authorities for all years to and including 2000. Except as disclosed in its SEC Reports filed prior to the date of this Agreement, all Taxes attributable to it or any of its Subsidiaries that are or were due or payable (without regard to whether such Taxes have been assessed) have been paid in full or have been adequately provided for on its consolidated balance sheet and consolidated statement of earnings or income in accordance with GAAP. As of the date of this Agreement and except as disclosed in its SEC Reports filed prior to the date of this Agreement, there is no outstanding audit, examination, deficiency, refund or other Tax Litigation or outstanding waiver or agreement extending the applicable statute of limitations for the assessment or collection of any Taxes for any period with respect to any Taxes of it or its Subsidiaries, and no such waiver or agreement has been requested in writing. All Taxes due with respect to completed and settled examinations or concluded Tax Litigation relating to it or any of its Subsidiaries have been paid in full or have been recorded in accordance with GAAP on its or its Subsidiaries' balance sheet and consolidated statement of earnings or income. Neither it nor any of its Subsidiaries is a party to any Tax sharing, indemnification or similar agreement or any agreement pursuant to which it or any of its Subsidiaries has any obligation to any Person (other than it or one of its Subsidiaries) with respect to Taxes. Neither it nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code. The proper and accurate amounts have been withheld from all employees, creditors, or third parties (and timely paid to the appropriate Governmental Authority or set aside in an account for such purposes) for all periods through the Effective Time in compliance with all Tax withholding provisions of applicable federal, state, local and foreign Tax Laws (including income, social security and employment Tax withholding for all types of compensation). Neither it nor any of its Subsidiaries has been a party to any distribution occurring during the last two years, or otherwise as part of a plan (or series of related transactions) of which the Merger is a part, in which the parties to such distribution treated the distribution as one to which

Section 355 of the Internal Revenue Code applied. Neither it nor any of its Subsidiaries is a party to any "reportable transaction" or "listed transaction" as defined in Treasury Regulation ss. 1.6011-4(b)(2). No Liens for Taxes exist with respect to it or its Subsidiaries, except for statutory Liens for Taxes not yet due and payable or that are being contested in good faith and reserved for in accordance with GAAP.

          (g) CERTAIN ACTIONS. Neither it nor any of its Subsidiaries or any Affiliates thereof has taken or agreed to take any action, and it has no knowledge of any fact or circumstance, that would or would reasonably be expected to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or materially delay receipt of any Regulatory Consents. To its knowledge, as of the date hereof, there exists no fact, circumstance, or reason that would cause any Regulatory Consents not to be received in a timely manner.

          (h)  ENVIRONMENTAL  MATTERS.  Except as  described  in the  Disclosure
Letter: (i) no Hazardous Material is contained in or has been used at or released from its Facilities other than in compliance with, and as would not reasonably be expected to result in liability under, any Environmental Laws;
(ii) all Hazardous Materials used by it or stored on its Properties have been disposed of in accordance with, and as would not reasonably be expected to result in liability under, any Environmental Laws; (iii) neither it nor any of its Subsidiaries is potentially liable as a responsible party under any Environmental Law, including the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), or state analog statute, arising out of events occurring prior to the Effective Time; (iv) there have not been in the past, and are not now, any Hazardous Materials that have been released on or under or are migrating to or from the Facilities or any Property;
(v) there have not been in the past, and are not now, any underground tanks or physical structures or vessels holding Hazardous Materials at, on or under any Property including treatment or storage tanks, sumps, lagoons, basins, or water, gas or oil wells; there are no polychlorinated biphenyls ("PCBS") deposited, stored, disposed of or located on any Property or Facilities or any equipment on any Property containing PCBs at levels in excess of levels permitted by law;
(vii) it and its Subsidiaries and Affiliates are not subject to any consent orders, decrees, notices of violation, injunctions, directives or orders from any Governmental Authority or any indemnity or other agreement with any third party relating to obligations, costs or liabilities arising under any Environmental Law; (viii) the Facilities and its and its Subsidiaries' activities and operations have at all times complied with all Environmental Laws; (ix) it and its Subsidiaries have received no notice of any noncompliance with, or liability under, any Environmental Laws regarding the Facilities or any Property or its past or present operations and (x) no claims, notices, administrative actions, information requests or suits are pending or, to its knowledge, threatened relating to any actual or potential violation, liability or obligation by it or any of its Subsidiaries with respect to any Environmental Laws.

          (i) COMPLIANCE WITH PERMITS, LAWS AND ORDERS.

               (i) It and each of its Subsidiaries has in effect all Permits and has made all filings, applications, and registrations with Governmental Authorities that are required for it to own, lease, or operate its material assets and to carry on its business as now conducted and there has occurred no Default under any Permit applicable to its business or employees conducting its business.

               (ii) Neither it nor any of its Subsidiaries is in Default under any Laws or Orders applicable to it, its business or employees conducting its business. Each of its Subsidiaries that is an insured depository institution has a Community Reinvestment Act rating of "satisfactory" or better.

               (iii) Since January 1, 2003, neither it nor any of its Subsidiaries has received any notification or communication from any Governmental Authority, (A) asserting that it or any of its Subsidiaries is in Default under any Permits, Laws or Orders, (B) threatening to revoke any Permits, (C) requiring it or any of its Subsidiaries to enter into or consent to the issuance of a cease and desist order, formal or written agreement, directive, commitment, memorandum of understanding, board resolution, or other formal or informal enforcement action of any kind, or
     (D) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, Federal Deposit Insurance Corporation ("FDIC") deposit insurance; neither it nor any of its Subsidiaries has received any notice from a Governmental Authority that it is considering issuing any of the foregoing.

               (iv) There (A) is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of it or any of its Subsidiaries and (B) have been no formal or informal inquiries by, or disagreements or disputes with, any Governmental Authority with respect to its or any of its Subsidiaries' business, operations, policies or procedures since January 1, 2003.

               (v) There is no Order, circumstance or condition relevant or applicable to it that would prevent, or is reasonably likely to prevent, Regions from satisfying the criteria for "financial holding company" status under the BHC Act after the Effective Time.

               (vi) Neither it nor any of its Subsidiaries is in Default under applicable consumer lending and compliance Laws, the Bank Secrecy Act, the Patriot Act or any Order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control.

          (j) LABOR RELATIONS. Neither it nor any of its Subsidiaries is the subject of any Litigation asserting that it or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is it or any of its Subsidiaries a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to its knowledge, threatened, nor, to its knowledge, is there any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

          (k) EMPLOYEE COMPENSATION AND BENEFIT PLANS.

               (i) It has disclosed in Section 3.3(k) of its Disclosure Letter, and has delivered or made available to the other Party prior to the date of this Agreement correct and complete copies of, all of its Compensation and Benefit Plans. Neither it nor any of its Subsidiaries has an "obligation to contribute" (as defined in ERISA Section 4212) nor have they ever had an obligation to contribute to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)). Each "employee pension benefit plan," as defined in Section 3(2) of ERISA, that was ever maintained by it or any of its Subsidiaries and that was intended to qualify under Section 401(a) of the Internal Revenue Code, is disclosed as such in Section 3.3(k) of its Disclosure Letter.

               (ii) It has delivered or made available to the other Party prior to the date of this Agreement correct and complete copies of the following applicable documents: (A) all trust agreements or other funding arrangements for its Compensation and Benefit Plans (including insurance Contracts), and all amendments thereto (all such trust agreements and other funding arrangements are disclosed in Section 3.3(k) of its Disclosure Letter), (B) with respect to any such Compensation and Benefit Plans or amendments, the most recent determination letters, and all material rulings, material opinion letters, material information letters, or material advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the PBGC after December 31, 1994, (C) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Compensation and Benefit Plans with respect to the most recent plan year, and (D) the most recent summary plan descriptions and any material modifications thereto.

               (iii) All of its Compensation and Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws. Except as disclosed in Section 3.3(k) of its Disclosure Letter, each of its ERISA Plans which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service covering all Tax Law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 and, to its knowledge, there are no circumstances likely to result in revocation of any such favorable determination letter. Except as disclosed in Section 3.3(k) of its Disclosure Letter, each trust created under any of its ERISA Plans has been determined to be exempt from Tax under Section 501(a) of the Internal Revenue Code and it is not aware of any circumstance which will or could reasonably result in revocation of such exemption. Any voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Internal Revenue Code which provides benefits under a Compensation and Benefit Plan has (i) received an opinion letter from the Internal Revenue Service recognizing its exempt status under Section 501(c)(9) of the Internal Revenue Code and (ii) filed a timely notice with the Internal Revenue Service pursuant to Section 505(c) of the Internal Revenue Code, and it is not aware of circumstances likely to result in the loss of such exempt status under Section 501(c)(9) of the Internal Revenue Code. There is no pending or, to its knowledge, threatened Litigation relating to any of its ERISA Plans.

               (iv) Neither it nor any of its Subsidiaries has engaged in a transaction with respect to any of its Compensation and Benefit Plans that, assuming the Taxable Period of such transaction expired as of the date of this Agreement or the Effective Time, would subject it or any of its Subsidiaries to a Tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

               (v) Except as disclosed in Section 3.3(k) of its Disclosure Letter, each of its Pension Plans had, as of the date of its most recent actuarial valuation, assets measured at fair market value at least equal to its "current liability," as that term is defined in Section 302(d)(7) of ERISA. To its knowledge, since the date of the most recent actuarial valuation, no event has occurred which would adversely change any such funded status. None of its Pension Plans nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently maintained by it or any of its Subsidiaries, or the single-employer plan of any entity which is considered one employer with it under Section 4001 of ERISA or
     Section 414 of the Internal Revenue Code (an "ERISA AFFILIATE") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived). All required contributions with respect to any of its Pension Plans or any single-employer plan of any of its ERISA Affiliates have been timely made and there is no lien, nor is there expected to be a lien, under Internal Revenue Code Section 412(n) or ERISA Section 302(f) or Tax under Internal Revenue Code Section 4971. Neither it nor any of its Subsidiaries has provided, or is required to provide, security to any of its Pension Plans or to any single-employer plan of any of its ERISA Affiliates pursuant to
     Section 401(a)(29) of the Internal Revenue Code.

               (vi) No Liability under Title IV of ERISA has been or is expected to be incurred by it or any of its Subsidiaries with respect to any defined benefit plan currently or formerly maintained by any of them or by any of its ERISA Affiliates that has not been satisfied in full (other than Liability for PBGC premiums, which have been paid when due).

               (vii) Except as disclosed in Section 3.3(k) of its Disclosure Letter, neither it nor any of its Subsidiaries has any obligations for retiree health and retiree life benefits under any of its Compensation and Benefit Plans other than with respect to benefit coverage mandated by applicable Law. It or its subsidiaries may amend or terminate any such plan at any time without incurring any liability thereunder other than in respect of claims incurred prior to such amendment or termination.

               (viii) There has been no amendment to, announcement by it or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Compensation and Benefit Plan which would increase the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year. None of the execution and delivery of this Agreement or the Option Agreements, the stockholder approval of the transactions contemplated hereby or the consummation of the transactions contemplated hereby or thereby (A) results in any payment or increase in payment (including severance, golden parachute, or otherwise), whether or not in conjunction with a termination of employment, becoming due to any director or any employee of it or any of its Subsidiaries from it or any of its Subsidiaries under any of its Compensation and Benefit Plans or otherwise,
     (B)increases any benefits otherwise payable under any of its Compensation and Benefit Plans, (C) results in any acceleration of the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of any such payment or benefit, (D) limits or restrict the right of it to merge, amend or terminate any of the Compensation and Benefit Plans or (E) results in payments under any Compensation and Benefit Plans which would not be deductible under Section 280G of the Internal Revenue Code.

          (l) MATERIAL CONTRACTS.

               (i) Except for Contracts reflected as exhibits to its SEC Reports filed prior to the date of this Agreement, as of the date of this Agreement, neither it nor any of its Subsidiaries, nor any of their respective assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (A) any Contract relating to the borrowing of money by it or any of its Subsidiaries or the guarantee by it or any of its Subsidiaries of any such obligation (other than Contracts pertaining to fully-secured repurchase agreements, and trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (B) any Contract containing covenants that limit the ability of it or any of its Subsidiaries to compete in any line of business or with any Person, or that involve any restriction of the geographic area in which, or method by which, it or any of its Subsidiaries may carry on its business (other than as may be required by Law or any Governmental Authority), or any Contract that requires it or any of its Subsidiaries to deal exclusively or on a "sole source" basis with another party to such Contract with respect to the subject matter of such Contract, (C) any
     Contract for, with respect to, or that contemplates, a possible merger, consolidation, reorganization, recapitalization or other business combination, or asset sale or sale of equity securities not in the ordinary course of business consistent with past practice, with respect to it or any of its Subsidiaries, (D) any other Contract or amendment thereto that would be required to be filed as an exhibit to any SEC Report (as described in Items 601(b)(4) and 601(b)(10) of Regulation S-K under the 1933 Act) that has not been filed as an exhibit to or incorporated by reference in its SEC Reports filed prior to the date of this Agreement or (E) any Contract that involves expenditures or receipts of it or any of its Subsidiaries in excess of $1,000,000 per year not entered into in the ordinary course of business consistent with past practice. The Contracts of the type described in the preceding sentence, whether or not in effect as of the date of this Agreement, shall be deemed "Material Contracts" hereunder. With respect to each of its Material Contracts (A) that is reflected as an exhibit to any SEC Report, (B) would be required under Items 601(b)(4) and 601(b)(10) of Regulation S-K under the 1933 Act to be filed as an exhibit to any of its SEC Reports or (C) that is disclosed in its Disclosure Letter, or would be required to be so disclosed if in effect on the date of this Agreement: (w) each such Contract is in full force and effect; (x) neither it nor any of its Subsidiaries is in Default thereunder; (y) neither it nor any of its Subsidiaries has repudiated or waived any material provision of any such Contract; and (z) no other party to any such Contract is, to its knowledge, in Default in any material respect.

               (ii) All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for its own account or for the account of one or more of its Subsidiaries or their respective customers, were entered into (A) in accordance with prudent business practices and all applicable Laws and (B) with counterparties believed to be financially responsible, and each of them is enforceable against it or its Subsidiaries in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought), and is in full force and effect. Neither it nor any of its Subsidiaries, nor to its knowledge, any other party thereto, is in Default of any of its obligations under any such agreement or arrangement. Its Financial Statements disclose the value of such agreements and arrangements on a mark-to-market basis in accordance with GAAP (including but not limited to Financial Accounting Statement 133) and, since March 31, 2006, there has not been a change in such value that, individually or in the aggregate, has resulted in a Material Adverse Effect on it.

          (m) LEGAL PROCEEDINGS. There is no Litigation pending or, to its knowledge, threatened against it or any of its Subsidiaries, or against any asset, interest, or right of any of them nor are there any Orders of any Governmental Authority or arbitrators outstanding against it or any of its Subsidiaries.

          (n) REPORTS. Since January 1, 2003, or the date of organization if later, it and each of its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Authority and all other reports and statements required to be filed by them since January 1, 2003, including any report or statement required to be filed pursuant to any Law have been so filed, and it and each of its Subsidiaries have paid all fees and assessments due and payable in connection therewith.

          (o) INTELLECTUAL PROPERTY.

               (i) It and its Subsidiaries own, or are licensed or otherwise possess sufficient legally enforceable rights to use, all Intellectual Property (including the Technology Systems) that is used by it and its Subsidiaries in their respective businesses as currently conducted. Neither it nor any of its Subsidiaries has (A) licensed any Intellectual Property owned by it or its Subsidiaries in source code form to any Person or (B) entered into any exclusive agreements relating to Intellectual Property owned by it or its Subsidiaries.

               (ii) It and its Subsidiaries have not infringed or otherwise violated the Intellectual Property rights of any third Person since January 1, 2003. There is no claim asserted, or to its knowledge threatened, against it and its Subsidiaries or any indemnitee thereof concerning the ownership, validity, registerability, enforceability, infringement, use or licensed right to use any Intellectual Property.

               (iii) No third Person has infringed, misappropriated or otherwise violated it or its Subsidiaries' Intellectual Property rights since January 1, 2003. There are no claims asserted or threatened by it or its Subsidiaries, or decided by them to be asserted or threatened, that (A) a third Person infringed or otherwise violated any of their Intellectual Property rights; or (B) a third Person's owned or claimed Intellectual
     Property interferes with, infringes, dilutes or otherwise harms any of their Intellectual Property rights.

               (iv) It and its Subsidiaries have taken reasonable measures to protect the confidentiality of all Trade Secrets that are owned, used or held by them.

          (p) STATE TAKEOVER LAWS. It has taken all action required to be taken by it in order to exempt this Agreement and the Option Agreements and the transactions contemplated hereby and thereby from, and this Agreement and the Option Agreements and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "anti-greenmail," "business combination" or other antitakeover Laws of any jurisdiction, including but not limited to
Section 203 of the DGCL (collectively, "TAKEOVER LAWS"). It has taken all action required to be taken by it in order to make this Agreement and the Option Agreements and the transactions contemplated hereby and thereby comply with, and this Agreement and the Option Agreements and the transactions contemplated hereby and thereby do comply with, the requirements of any provisions of its Organizational Documents concerning "business combination," "fair price," "voting requirement," "constituency requirement" or other related provisions, including but not limited to (i) in the case of AmSouth, the provisions of
Section VIII of the AmSouth Restated Charter and (ii) in the case of Regions, the provisions of Article Seventh of the Regions Restated Certificate of Incorporation.

          (q) BROKERS AND FINDERS. Except for Goldman, Sachs & Co. as to AmSouth and Merrill, Lynch & Co., Inc. as to Regions (in each case pursuant to engagement letters true and complete copies of which have been previously provided to the other party), neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby.

          (r) FAIRNESS OPINION. Prior to the execution of this Agreement, AmSouth has received an opinion of Goldman, Sachs & Co. and Regions has received an opinion of Merrill, Lynch & Co., Inc., each to the effect that as of the date thereof and based upon and subject to the matters set forth therein, (i) in the case of Regions, the Exchange Ratio is fair, from a financial point of view, to Regions, and (ii) in the case of AmSouth, the Exchange Ratio is fair, from a financial point of view, to the stockholders of AmSouth. Such opinions have not been amended or rescinded as of the date of this Agreement.

          (s) INSURANCE. It and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as its management reasonably has determined to be prudent in accordance with industry practices.

                                   ARTICLE 4
                       COVENANTS AND ADDITIONAL AGREEMENTS

     4.1 CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME. During the period from the date of this Agreement through the Effective Time, except as set forth in its Disclosure Letter, except as expressly contemplated or permitted by this Agreement and except as Consented to in writing by the other Party (which Consent shall not be unreasonably withheld or delayed), each of the Parties shall, and shall cause each of their respective Subsidiaries to, (a) conduct its business in the ordinary course, (b) use reasonable best efforts to maintain and preserve intact its business organization, assets, employees and relationships with customers, suppliers, employees and business associates, and (c) take no action that would adversely affect or delay the ability of either Party to obtain any Required Consents, to perform its covenants and agreements under this Agreement, or to consummate the transactions contemplated hereby on a timely basis.

     4.2 FORBEARANCES. During the period from the date of this Agreement through the Effective Time, except as set forth in its Disclosure Letter and except as expressly contemplated or permitted by this Agreement, neither Party shall, and neither Party shall permit any of its Subsidiaries to, without the prior written Consent of the other Party (which Consent shall not be unreasonably withheld or delayed):

               (a) amend its Organizational Documents (except as provided herein);

               (b) except for Permitted Issuances and Permitted Repurchases and except as provided in Section 4.3, (i) adjust, split, combine or reclassify any capital stock, (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, (iii) grant or issue any Rights, (iv) issue any additional shares of capital stock, or (v) make any change in any instrument or Contract governing the terms of any of its securities;

               (c) other than in the ordinary course of business or pursuant to Contracts in force at the date of or permitted by this Agreement and other than in satisfaction of debts previously contracted in good faith, make any material investment in or acquisition of (either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets) any other Person other than its wholly owned Subsidiaries;

               (d) enter into any new line of business, or change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies that are material to it and its Subsidiaries, taken as a whole, except as required by applicable Law or any regulations or policies imposed on it by any Governmental Authority;

               (e) sell, transfer, mortgage, encumber or otherwise dispose of any part of its business or any of its properties or assets to any Person other than a wholly owned

     Subsidiary, or cancel, release or assign any indebtedness to any Person other than a wholly owned Subsidiary or any claims against any Person other than a Subsidiary, except in the ordinary course of business or pursuant to Contracts in force as of the date of this Agreement and disclosed in
     Section 4.2(e) of its Disclosure Letter or as may be required in connection with complying with its respective obligations under Section 4.4;

               (f) other than in the ordinary course of business: incur any indebtedness for borrowed money; assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any Person; or make any loan or advance;

               (g) other than in consultation with the other Party, restructure or make any material change to its investment securities portfolio, its derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, in any material respect;

               (h) other than in the ordinary course of business, terminate or waive, or knowingly fail to use reasonable best efforts to enforce, any material provision of any Material Contract other than normal renewals of Contracts without materially adverse changes, additions or deletions of terms;

               (i) other than as required by Compensation  and Benefit Plans and
     Contracts as in effect at the date of this Agreement or applicable law, (i) increase in any manner the compensation or fringe benefits of any of its officers, employees or directors other than with respect to employees who are not directors or executive officers and then only in the ordinary course of business consistent with past practice, (ii) pay any pension or retirement allowance not required by any existing Compensation and Benefit Plan or Contract to any such officers, employees or directors, (iii) become a party to, amend or commit itself to any Compensation and Benefit Plan or Contract (or any individual Contracts evidencing grants or awards thereunder) or employment agreement with or for the benefit of any officer, employee or director other than with respect to employees who are not directors or executive officers and then only in the ordinary course of business consistent with past practice, or (iv) accelerate the vesting of, or the lapsing of restrictions with respect to, Rights pursuant to Regions Stock Plans in the case of Regions, and Rights pursuant to AmSouth Stock Plans in the case of AmSouth;

               (j) settle any Litigation, except for any Litigation involving solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to such Party and its Subsidiaries, taken as a whole, and that does not involve or create precedent for Litigation that is reasonably likely to be material to it and its Subsidiaries taken as a whole;

               (k) implement or adopt any change in its Tax or financial accounting principles, practices or methods, including reserving methodologies, other than as may be required by GAAP, regulatory accounting guidelines or applicable Law;

               (l) file or amend any Tax Return except in the ordinary course of business; settle or compromise any material Tax Liability; make, change or revoke any material Tax election; agree to an extension of the statute of limitations with respect to the assessment or collection of material Taxes; or make or surrender any claim for a material refund of Taxes;

               (m) knowingly take, or knowingly omit to take, any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article 5 not being satisfied on a timely basis except as may be required by applicable Law; provided, that nothing in this Section 4.2(m) shall preclude any Party from exercising its respective rights under
     Section 4.11;

               (n) take any action that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of
     Section 368(a) of the Internal Revenue Code; or

               (o)  agree to take any of the  actions  prohibited  to it by this
     Section 4.2.

     4.3 DIVIDENDS.

          (a) Each Party agrees that, from and after the date of this Agreement until the Effective Time, (i) AmSouth may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay quarterly dividends on outstanding shares of AmSouth Common Stock at a rate not to exceed $0.26 per share per quarter, (ii) Regions may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay quarterly dividends on outstanding shares of Regions Common Stock at a rate not to exceed $0.35 per share per quarter and (iii) its direct and indirect Subsidiaries may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay dividends on their capital stock in cash, stock or other property to the Parties or their wholly owned Subsidiaries and to the holders of any trust preferred securities and of any REIT preferred securities issued by Subsidiaries of the Parties.

          (b) After the date of this Agreement, each Party shall coordinate with the other with respect to the declaration of any dividends in respect of Regions Common Stock and AmSouth Common Stock and the record dates and payment dates relating thereto, it being the intention of the Parties that holders of AmSouth Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of AmSouth Common Stock and any shares of Regions Common Stock any such holder receives in exchange therefor in the Merger.

     4.4 REASONABLE BEST EFFORTS.

          (a) Subject to the terms and conditions of this Agreement, the Parties will use their reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable Laws, including using its reasonable best efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated hereby on a timely basis and to cause to be satisfied the conditions in Article 5, to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, and each will cooperate fully with and furnish information to, the other Party to that end; provided that nothing contained herein shall preclude any Party from exercising its rights under this Agreement.

          (b) AmSouth shall take all actions necessary or required to ensure that the entering into of this Agreement or of the AmSouth Option Agreement, and the consummation of the transactions contemplated hereby or thereby (individually or in conjunction with any other event), do not and will not result in (i) Regions or any Affiliate of Regions or any other Person becoming an "Acquiring Person" for purposes of the AmSouth Rights Plan or the occurrence of a "Separation Time" under the AmSouth Rights Plan or (ii) the ability of any Person to exercise any AmSouth Shareholder Rights under the AmSouth Rights Plan or enable or require the AmSouth Shareholder Rights to separate from the shares of AmSouth Common Stock to which they are attached or to be triggered or become exercisable, distributable or unredeemable.

          (c) Each Party undertakes and agrees to use its reasonable best efforts to cause the Merger to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income Tax purposes.

     4.5 STOCKHOLDERS' APPROVALS.

          (a) Regions shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of obtaining the Regions Stockholder Approval and shall use its reasonable best efforts to cause such meeting to occur as soon as reasonably practicable. The Board of Directors of Regions shall use its reasonable best efforts to obtain the Regions Stockholder Approval.

          (b) AmSouth shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of obtaining the AmSouth Stockholder Approval and shall use its reasonable best efforts to cause such meeting to occur as soon as reasonably practicable. The Board of Directors of AmSouth shall use its reasonable best efforts to obtain the AmSouth Stockholder Approval.

          (c) Regions and AmSouth shall use their reasonable best efforts to hold their respective stockholder meetings on the same day.

     4.6 REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS; LISTING.

          (a) Each Party agrees to cooperate with the other Party, and their Representatives, in the preparation of the Registration Statement and the Joint Proxy Statement/Prospectus. Neither the Joint Proxy Statement/Prospectus nor the Registration Statement shall be filed, and, prior to the termination of this Agreement, no amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement shall be filed, by Regions or AmSouth without consultation with the other Party and its counsel, except that the opinion of Wachtell, Lipton, Rosen & Katz contemplated by Section 5.2(c) shall be filed with the SEC by post-effective amendment to the Registration Statement. Regions agrees to use all reasonable efforts, in which AmSouth shall reasonably cooperate as necessary, to cause the Registration Statement to be declared effective under the 1933 Act as promptly as practicable after filing thereof. The Parties agree to use all reasonable efforts to obtain all Consents required by the Securities Laws to carry out the transactions contemplated by this Agreement, and each Party agrees to furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action.

          (b) Each Party agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment and supplement thereto, if any, become effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement/Prospectus and any amendment or supplement thereto, at the date of mailing to stockholders and at the times of the meetings of Regions stockholders and AmSouth stockholders, will contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement in any earlier statement in the Joint Proxy Statement/Prospectus or any amendment or supplement thereto. Each Party further agrees that if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Joint Proxy Statement/Prospectus or the Registration Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other Party thereof and to take the necessary steps to correct the Joint Proxy Statement/Prospectus or the Registration Statement.

          (c) Regions shall cause the shares of Regions Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable, and in any event before the Effective Time.

     4.7 APPLICATIONS AND CONSENTS.

          (a) The Parties shall cooperate and use their reasonable best efforts in seeking all Consents of Governmental Authorities and other Persons necessary to consummate the transactions contemplated hereby as promptly as practicable.

          (b) Without limiting the foregoing, the Parties shall cooperate with the other and use their reasonable best efforts to promptly (i) file applications and notices, as applicable, with the Board of Governors of the Federal Reserve System under the BHC Act, as amended, and obtaining approval of such applications and notices, (ii) file any required applications or notices with any foreign or state banking, insurance or other Regulatory Authorities and obtaining approval of such applications and notices, (iii) make any notices to or filings with the Small Business Administration, (iv) make any notices or filings under the HSR Act, and (v) make any filings with and obtaining any Consents in connection with compliance with the applicable provisions of the rules and regulations of any applicable industry self-regulatory organization, including approvals from the NASD and any relevant state regulator in connection with a change of control of the AmSouth broker-dealers, or that are required under consumer finance, mortgage banking and other similar Laws (collectively, the "REGULATORY CONSENTS").

          (c) Each Party will promptly furnish to the other Party copies of applications filed with all Governmental Authorities and copies of written communications received by such Party from any Governmental Authorities with respect to the transactions contemplated hereby. Each Party agrees that it will consult with the other Party with respect to the obtaining of all Regulatory Consents and other material Consents advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other Party apprised of the status of material matters relating to completion of the transactions contemplated hereby, and will use reasonable efforts to include representatives of the other Party in any meetings or discussions with Governmental Authorities. All documents that the Parties or their respective Subsidiaries are responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby (including to obtain Regulatory Consents) will comply as to form in all material respects with the provisions of applicable Law.

     4.8 NOTIFICATION OF CERTAIN MATTERS. Each Party will give prompt notice to the other Party (and subsequently keep the other Party informed on a current basis) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (a) is reasonably likely to result in any Material Adverse Effect on it, or (b) would cause or constitute a material breach of any of its representations, warranties, covenants, or agreements contained herein; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this
Section 4.8 or the failure of any condition set forth in Sections 5.2(b) or 5.3(b) to be satisfied, or otherwise constitute a breach of this Agreement by the Party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 5.2(a), 5.2(b), 5.3(a) or 5.3(b), to be satisfied or give rise to such termination right.

     4.9 INVESTIGATION AND CONFIDENTIALITY.

          (a) Each Party shall permit the other Party to make or cause to be made such investigation of the business and Properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests; provided, that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations; and provided further, that neither Party nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client or other privilege with respect to such information or contravene any Law, Order, or Contract and the Parties will use their reasonable efforts to make appropriate substitute disclosure arrangements, to the extent practicable, in circumstances in which the restrictions of this proviso apply. No investigation by a Party shall affect the representations and warranties of the other Party.

          (b) Each Party shall, and shall cause its Representatives to, maintain the confidentiality of all confidential information or Evaluation Material furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions to the extent required by, and in accordance with the Confidentiality Agreement, and shall not use such information for any purpose except in furtherance of the transactions contemplated by this

Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies and extracts thereof, and all work papers containing confidential information received from the other Party.

     4.10 PRESS RELEASES; PUBLICITY. Prior to the Effective Time, the Parties shall consult with each other as to the form and substance of any press release or other public statement materially related to this Agreement and the transactions contemplated hereby prior to issuing such press release or public statement or making any other public disclosure related thereto (including any broad-based employee communication that is reasonably likely to become the subject of public disclosure); provided, that nothing in this Section 4.10 shall be deemed to prohibit any Party from making any disclosure necessary in order to satisfy such Party's disclosure obligations imposed by Law or the NYSE or any other self-regulatory organization.

     4.11 ACQUISITION PROPOSALS.

          (a) Each Party agrees that it will not, and will cause its Subsidiaries and its and its Subsidiaries' officers, directors, Representatives and Affiliates not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate inquiries or proposals with respect to, (ii) engage or participate in any negotiations concerning, or (iii) provide any confidential or nonpublic information or data to, or have, or engage or participate in, any discussions with, any Person relating to, any Acquisition Proposal; provided that, in the event either Party receives an unsolicited bona fide written Acquisition Proposal with respect to such Party, such Party may, and may permit its Subsidiaries and its and its Subsidiaries' Representatives to, furnish or cause to be furnished nonpublic information or data and participate in such negotiations or discussions to the extent that the Board of Directors of such Party concludes in good faith (after receiving the advice of its outside counsel and its financial advisors) that failure to take such actions would result in a violation of its fiduciary duties under applicable Law; provided further that, prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, it shall have entered into a confidentiality agreement with such third party on terms no less favorable to it than those of the Confidentiality Agreement. Each Party will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than AmSouth or Regions, as the case dictates, with respect to any Acquisition Proposal. Each Party will promptly (within one day) advise the other Party following receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including the identity of the Person making such Acquisition Proposal), and will keep the other Party apprised of any related developments, discussions and negotiations on a current basis. Each of the Parties shall use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its Subsidiaries is a party in accordance with the terms thereof.

          (b) Nothing contained in this Agreement shall prevent a Party or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the 1934 Act with respect to an Acquisition Proposal; provided, that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

     4.12 TAKEOVER LAWS; NO RIGHTS TRIGGERED. If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated hereby or by the Option Agreements, each Party and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary (other than any action requiring the approval of its stockholders (other than as contemplated by Section 4.5)) so that the transactions contemplated by this Agreement and by the Option Agreements may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated by this Agreement or by the Option Agreements. AmSouth shall take all action necessary to ensure that, so long as this Agreement shall not have been terminated pursuant to the terms hereof, that no Person shall become able to exercise any rights under the AmSouth Rights Plan or enable or require the AmSouth Shareholder Rights to separate from the shares of AmSouth Common Stock to which they are attached or to be triggered or become exercisable or unredeemable as a result of entering into this Agreement or consummating the transactions contemplated hereby. The Parties agree that none of AmSouth's representations, warranties, covenants or agreements set forth in this Agreement shall be deemed to be inaccurate, untrue or breached in any respect for any purpose as a result of the redemption of the AmSouth Shareholder Rights with the prior written consent of Regions.

     4.13 EXEMPTION FROM LIABILITY UNDER SECTION 16(B). Regions and AmSouth agree that, in order to most effectively compensate and retain AmSouth Insiders (as defined below) in connection with the Merger, both prior to and after the Effective Time, it is desirable that AmSouth Insiders not be subject to a risk of liability under Section 16(b) of the 1934 Act to the fullest extent permitted by applicable Law in connection with the conversion of shares of AmSouth Common Stock into shares of Regions Common Stock in the Merger and the conversion of AmSouth Stock Options and AmSouth Stock-Based Awards into Regions Stock Options or Regions Stock-Based Awards in the Merger, and for that compensatory and retentive purposes agree to the provisions of this Section 4.13. Assuming AmSouth delivers to Regions in a reasonably timely fashion prior to the Effective Time accurate information regarding those officers and directors of AmSouth subject to the reporting requirements of Section 16(a) of the 1934 Act (the "AMSOUTH INSIDERS"), the number of shares of AmSouth Common Stock to be held by each such AmSouth Insider expected to be exchanged for Regions Common Stock in the Merger, and the number and description of AmSouth Stock Options and AmSouth Stock-Based Awards held by each such AmSouth Insider and expected to be converted into Regions Stock Options or Regions Stock-Based Awards, the Board of Directors of Regions, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the 1934 Act), shall reasonably promptly thereafter, and in any event prior to the Effective Time, adopt a resolution providing in substance that the receipt by the AmSouth Insiders of Regions Common Stock in exchange for shares of AmSouth Common Stock, and of Regions Stock Options upon conversion of AmSouth Stock Options, or Regions Stock-Based Awards upon conversion of AmSouth Stock-Based Awards, in each case pursuant to the transactions contemplated by this Agreement, are approved by such Board of Directors or by such committee thereof, and are intended to be exempt from Liability pursuant to Section 16(b) of the 1934 Act to the fullest extent permitted by applicable Law.

     4.14 AGREEMENT OF AFFILIATES. AmSouth shall use its reasonable efforts to cause each Person whom it reasonably believes may be deemed an "affiliate" of AmSouth, for purposes of Rule 145 under the 1933 Act, to deliver to Regions not later than the Effective Time, a written agreement in substantially the form of
Exhibit 2.

     4.15 EMPLOYEE BENEFITS AND CONTRACTS.

          (a) Following the Effective Time, Regions at its election shall either provide generally to officers and employees of AmSouth and its Subsidiaries, who at or after the Effective Time become employees of Regions or its Subsidiaries ("AMSOUTH CONTINUING EMPLOYEES"), employee benefits under Compensation and Benefit Plans maintained by Regions, on terms and conditions which are the same as for similarly situated officers and employees of Regions and its Subsidiaries, or (ii) maintain for the benefit of the AmSouth Continuing Employees, the Compensation and Benefit Plans maintained by AmSouth immediately prior to the Effective Time; provided that Regions may amend any Compensation and Benefit Plan maintained by AmSouth immediately prior to the Effective Time to comply with any Law or as necessary and appropriate for other business reasons. For purposes of this Section 4.15, Compensation and Benefit Plans maintained by Regions or AmSouth are deemed to include Compensation and Benefit Plans maintained by their respective Subsidiaries. As soon as practicable following the Effective Time, Regions and AmSouth shall cooperate in reviewing, evaluating and analyzing the Regions Compensation and Benefit Plans and the AmSouth Compensation and Benefit Plans with a view towards developing appropriate and effective Compensation and Benefit Plans for employees of Regions and AmSouth and their Subsidiaries after the Effective Time.

          (b) For purposes of participation, vesting and benefit accrual (except not for purposes of benefit accrual with respect to any plan in which such credit would result in a duplication of benefits) under Regions's Compensation and Benefit Plans, service with or credited by AmSouth or any of its Subsidiaries shall be treated as service with Regions; provided that this provision shall not cause Regions's tax-qualified defined benefit pension plan (which is not open to new participants) to be opened to new participants. To the extent permitted under applicable Law, Regions shall cause welfare Compensation and Benefit Plans maintained by Regions that cover the AmSouth Continuing Employees after the Effective Time to (i) waive any waiting period and restrictions and limitations for preexisting conditions or insurability (except for pre-existing conditions that were excluded, or restrictions or limitations that were applicable, under welfare Compensation and Benefit Plans maintained by AmSouth), and (ii) cause any deductible, co-insurance, or maximum out-of-pocket payments made by the AmSouth Continuing Employees under welfare Compensation and Benefit Plans maintained by AmSouth to be credited to such Continuing Employees under welfare Compensation and Benefit Plans maintained by Regions, so as to reduce the amount of any deductible, co-insurance, or maximum out-of-pocket payments payable by such AmSouth Continuing Employees under welfare Compensation and Benefit Plans maintained by Regions.

          (c) Nothing in this Section 4.15 shall be interpreted as preventing Regions, from and after the Effective Time, from amending, modifying or terminating any Compensation and Benefit Plans maintained by Regions, Compensation and Benefit Plans maintained by

AmSouth, or other Contracts, arrangements, commitments or understandings, in accordance with their terms and applicable Law.

     4.16 INDEMNIFICATION.

          (a) From and after the Effective Time, in the event of any threatened or actual claim, action, suit, proceeding, or investigation, whether civil, criminal, or administrative, in which any Person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of AmSouth or any of its Subsidiaries (the "INDEMNIFIED PARTIES") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, or employee of AmSouth, any of its Subsidiaries, or any of its predecessors, or (ii)this Agreement, the Option Agreements or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, Regions shall indemnify and hold harmless, to the fullest extent permitted by applicable Law each such Indemnified Party against any Liability (including advancement of reasonable attorneys' fees and expenses prior to the final disposition of any claim, suit, proceeding, or investigation to each Indemnified Party to the fullest extent permitted by Law upon receipt of any undertaking required by applicable Law), judgments, fines, and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding, or investigation.

          (b) Regions agrees that all rights to indemnification and all limitations on Liability existing in favor of the directors, officers, and employees of AmSouth and its Subsidiaries (the "COVERED PARTIES") as provided in their respective Organizational Documents as in effect as of the date of this Agreement or in any indemnification agreement in existence on the date of this Agreement with AmSouth or its Subsidiaries and disclosed in AmSouth's Disclosure Letter with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect, and shall be honored by such entities or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto; provided, that nothing contained in this Section 4.16(b) shall be deemed to preclude any liquidation, consolidation, or merger after the Effective Time of any AmSouth Subsidiaries, in which case all of such rights to indemnification and limitations on Liability shall be deemed to so survive and continue notwithstanding any such liquidation, consolidation, or merger. Without limiting the foregoing, in any case in which approval by Regions is required to effectuate any indemnification, Regions shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Regions and the Indemnified Party.

          (c) Regions, from and after the Effective Time, will directly or indirectly cause the Persons who served as directors or officers of AmSouth immediately prior to the Effective Time to be covered by Regions's existing directors' and officers' liability insurance policy with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, that (i) Regions may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy, (ii) in no event shall Regions be required to expend more than 250% per year of coverage of the amount currently expended by AmSouth per year of coverage as of the date of this Agreement (the "MAXIMUM AMOUNT") to maintain or procure insurance coverage pursuant hereto, and (iii) if notwithstanding the use of reasonable best efforts to do so, Regions is unable to maintain or obtain the insurance called for by this Section 4.16(c), Regions shall obtain as much comparable insurance as available for the Maximum Amount. Such insurance coverage shall commence at the Effective Time and will be provided for a period of no less than six years after the Effective Time.

          (d) Any  Indemnified  Party  wishing  to claim  indemnification  under
Section 4.16(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Regions thereof; provided that the failure so to notify shall not affect the obligations of Regions under
Section 4.16(a) unless and to the extent that Regions is prejudiced as a result of such failure.

          (e) The provisions of this Section 4.16 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     4.17 CORPORATE GOVERNANCE.

          (a) Immediately prior to the execution and delivery of this Agreement, the Board of Directors of Regions adopted a resolution (not to be withdrawn) providing for the amendment of the Regions Bylaws, effective as of the Effective Time, to insert an Article IV, Section 11 as set forth below, which Article IV,
Section 11 shall fully  replace and  supersede  the Article III,  Section 10 and
Article IV, Section 11 in effect as of immediately before such amendment. The provisions of this by-law shall also be considered an agreement of the Parties in this Agreement MUTATIS MUTANDIS.

                                     BY-LAW

           Section 11. CHAIRMAN AND CEO POSITIONS; BOARD COMPOSITION.

          (a) The Board of Directors of the Corporation has resolved that, effective as of the Effective Time (as defined in the Agreement and Plan of Merger, dated as of May 24, 2006, by and between Regions Financial Corporation and AmSouth Bancorporation, as the same may be amended from time to time (the "MERGER AGREEMENT")), and notwithstanding any other provision of these By-Laws that may be to the contrary, C. Dowd Ritter shall serve as President and Chief Executive Officer of the Corporation and Jackson W. Moore shall serve as the Chairman of the Board of Directors of the Corporation. During the period that Jackson W. Moore is serving as Chairman of the Board of Directors of the Corporation, and notwithstanding any other provision of these By-Laws that may be to the contrary, the Chairman of the Board of Directors shall, in addition to any other duties that usually devolve upon his office and such other duties as are prescribed by the By-Laws and by the Board of Directors, preside at all meetings of the Board of Directors and stockholders (subject to the third sentence of Section 2 of this Article IV), shall, subject to applicable law or stock exchange rule, attend all meetings of committees of the Board of Directors and shall participate in any regular meetings of management of the Corporation; and the President and Chief Executive Officer of the Corporation shall have the authority and duties contemplated for the Chief
               Executive Officer of the Corporation by Section 3 of this Article IV. In the event that, prior to the third anniversary of the Closing Date, Jackson W. Moore resigns or retires from his position as Chairman of the Board of Directors of the Corporation and C. Dowd Ritter is then continuing to serve as the President and Chief Executive Officer of the Corporation, C. Dowd Ritter will also assume the position of Chairman of the Board of Directors of the Corporation.

          (b)  Effective  as of  the  Effective  Time,  the  Board  of
               Directors of the Corporation shall be comprised of twenty-one (21) directors (plus up to two additional directors solely as contemplated by the following parenthetical phrases), of which twelve (12) (plus up to one additional director to be added after the date of the Merger Agreement and prior to the Effective Time with the mutual agreement of Regions and AmSouth) shall be members of the Board of Directors of the Corporation prior to the Effective Time (as defined in the Merger Agreement) chosen by the Corporation prior to the Effective Time (the "FORMER REGIONS DIRECTORS") and nine (9) (plus up to one additional director to be added after the date of the Merger Agreement and prior to the Effective Time with the mutual agreement of Regions and AmSouth) of which shall be former members of the Board of Directors of AmSouth chosen by AmSouth prior to the Effective Time (the "FORMER AMSOUTH DIRECTORS") and the Former Regions Directors and the Former AmSouth Directors shall be apportioned among the three classes of the Board of Directors in a manner as nearly equal as possible. From and after the Effective Time through the third anniversary of the Closing Date (as defined in the Merger Agreement), all vacancies on the Board of Directors of the Corporation created by the cessation of service of a Former Regions Director shall be filled by a nominee proposed to the nominating committee of the Board of Directors of the Corporation by a majority of the remaining Former Regions Directors, and all vacancies on the Board of Directors of the Corporation created by the cessation of service of a Former AmSouth Director shall be filled by a nominee proposed to the nominating committee of the Board of Directors of the Corporation by a majority of the remaining Former AmSouth Directors, and all directors so nominated and appointed or elected to the Board of Directors of the Corporation by proposal of the Former Regions Directors shall be considered "Former Regions Directors" for purposes of this Section 11 and all directors so nominated and appointed or elected to the Board of Directors of the Corporation by proposal of the Former AmSouth Directors shall be considered "Former AmSouth Directors" for purposes of this Section 11.

          (c) The removal of C. Dowd Ritter or Jackson W. Moore from, or the failure to appoint or re-elect C. Dowd Ritter or Jackson W. Moore to, any of the positions specifically provided for in this Section 11, and any amendment to or termination of any employment agreement with C. Dowd Ritter or Jackson W. Moore or of the authorities or duties thereof pursuant to Section
               (a) hereof, prior to the third anniversary of the Closing Date and any determination not to nominate C. Dowd Ritter or Jackson W. Moore as a Director of the Corporation, prior to the third anniversary of the Closing Date, shall each require the affirmative vote of at least 75% of the full Board of Directors.

          (d) Until the third anniversary of the Closing Date, each of the Applicable Committees shall be chaired by one member of the Board of Directors (each, a "Committee Chairman"), and, subject to any relevant independence and expertise requirements under applicable law or stock exchange rule, at any particular time two Committee Chairmen shall have been selected from among the Former Regions Directors and two Committee Chairmen shall have been selected from among the Former AmSouth Directors. For purposes of this Section 11(d), "Applicable Committees" shall mean the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Risk Management Committee of the Board of Directors (or any successor committee to any such committee). Until the third anniversary of the Closing Date, subject to any relevant independence and expertise requirements under applicable law or stock exchange rule, the membership of the Nominating and Corporate Governance Committee shall include an equal number of Former Regions Directors and Former AmSouth Directors.

          (e)  The  provisions  of this  Section  11 may be  modified, amended or repealed, and any By-law provision inconsistent with the provisions of this Section 11 may be adopted, only by an affirmative vote of at least 75% of the full Board of Directors. In the event of any inconsistency between any provision of this Section 11 and any other provision of these By-laws or the Corporation's other constituent documents, the provisions of this Section 11 are intended to control.

     4.18 CHANGE OF METHOD. AmSouth and Regions shall be empowered, upon their mutual agreement and without additional approval of their respective Boards of Directors, at any time prior to the Effective Time, to change the method or structure of effecting the combination of AmSouth and Regions (including the provisions of Article 1), if and to the extent they both deem such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the Exchange Ratio or the number of shares of Regions Common Stock received by AmSouth stockholders in exchange for each share of AmSouth Common Stock, (ii) adversely affect the Tax treatment of AmSouth's stockholders or Regions's stockholders pursuant to this Agreement, (iii) adversely affect the Tax treatment of AmSouth or Regions pursuant to this
Agreement or (iv) materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner. The Parties agree to reflect any such change in an appropriate amendment to this Agreement executed by both Parties in accordance with Section 7.6.

     4.19 RESTRUCTURING EFFORTS. If either Regions or AmSouth shall have failed to obtain the requisite vote or votes of its Holders for the consummation of the transactions contemplated by this Agreement at a duly held meeting of its Holders or at any adjournment or postponement thereof, each of the parties shall in good faith use its reasonable best efforts to negotiate a restructuring of the transaction provided for herein (it being understood that neither Party shall have any obligation to alter or change the amount or kind of the merger consideration in a manner adverse to such party or its Holders) and/or to resubmit the transaction to their respective Holders for approval.

                                   ARTICLE 5
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     5.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by each Party pursuant to Section 7.6:

          (a) STOCKHOLDER APPROVAL. AmSouth shall have obtained the AmSouth Stockholder Approval and Regions shall have obtained the Regions Stockholder Approval.

          (b) REGULATORY APPROVALS. All Regulatory Consents required to consummate the Merger (the "REQUIRED CONSENTS") shall (i) have been obtained or made and be in full force and effect and all waiting periods required by Law shall have expired and (ii) not be subject to any term or condition that would, after the Effective Time, have or be reasonably likely to have, a Material Adverse Effect on Regions (after giving effect to the Merger).

          (c) NO ORDERS OR RESTRAINTS; ILLEGALITY. No Order issued by any Governmental Authority (whether temporary, preliminary, or permanent) preventing the consummation of the Merger shall be in effect and no Law or Order shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits, restrains, or makes illegal the consummation of the Merger.

          (d) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding, or investigation by the SEC or any other Governmental Authority to suspend the effectiveness thereof shall have been initiated and be continuing or be threatened.

          (e) LISTING OF REGIONS COMMON STOCK. The shares of Regions Common Stock to be issued to the holders of AmSouth Common Stock upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

     5.2 CONDITIONS TO OBLIGATIONS OF REGIONS. The obligations of Regions to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Regions pursuant to Section 7.6:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of AmSouth set forth in this Agreement, after giving effect to Sections 3.1 and 3.2, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date) and Regions shall have received a certificate, dated the Closing Date, signed on behalf of AmSouth by the Chief Executive Officer and Chief Financial Officer of AmSouth to such effect.

          (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. AmSouth shall have duly performed and complied with the agreements and covenants required to be performed and complied with by it pursuant to this Agreement prior to the Effective Time in all material respects and Regions shall have received a certificate, dated the Closing Date, signed on behalf of AmSouth by the Chief Executive Officer and Chief Financial Officer of AmSouth to such effect.

          (c) TAX OPINION. Regions shall have received a written opinion from Wachtell, Lipton, Rosen & Katz, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Regions and AmSouth reasonably satisfactory in form and substance to such counsel.

     5.3 CONDITIONS TO OBLIGATIONS OF AMSOUTH. The obligations of AmSouth to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by AmSouth pursuant to Section 7.6:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Regions set forth in this Agreement, after giving effect to Sections 3.1 and 3.2, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date) and AmSouth shall have received a certificate, dated the Closing Date, signed on behalf of Regions by the Chief Executive Officer and Chief Financial Officer of Regions to such effect.

          (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Regions shall have duly performed and complied with the agreements and covenants required to be performed and complied with by it pursuant to this Agreement prior to the Effective Time in all material respects and AmSouth shall have received a certificate, dated the Closing Date, signed on behalf of Regions by the Chief Executive Officer and Chief Financial Officer of Regions to such effect.

          (c) TAX OPINION. AmSouth shall have received a written opinion from Sullivan & Cromwell LLP, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Regions and AmSouth reasonably satisfactory in form and substance to such counsel.

                                    ARTICLE 6
                                   TERMINATION

     6.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the AmSouth Stockholder Approval and Regions Stockholder Approval, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

               (a) By mutual  consent of the Board of Directors of both Parties;
     or

               (b) By the Board of Directors of either Party in the event of a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the other Party, which breach would result in, if occurring or continuing on the Closing Date, the failure of the conditions to the terminating Party's obligations set forth in Section 5.2 or 5.3, as the case dictates, and which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

               (c) By the Board of Directors of either Party in the event that any Required Consent has been denied by final nonappealable action of such authority; or

               (d) By the Board of Directors of either Party in the event that the Merger has not been consummated by May 31, 2007 (the "TERMINATION DATE"), if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 6.1; or

               (e) By the Board of Directors of either Party in the event that the Board of Directors of the other Party has failed to recommend that its stockholders vote in favor of this Agreement or has withdrawn, modified or qualified such recommendation in a manner adverse to the terminating Party, the other Party has failed to substantially comply with its obligations under Section 4.5 or 4.11, (iii) the other Party negotiates or authorizes the conduct of negotiations (and twenty business days have elapsed without such negotiations being discontinued) with a third party (it being understood and agreed that "negotiate" shall not be deemed to include the request and receipt of information from, any person that submits an Acquisition Proposal or discussions regarding such information for the sole purpose of ascertaining the terms of such Acquisition Proposal) regarding an Acquisition Proposal other than the Merger, or (iv) the Board of Directors of the other Party has recommended or endorsed an Acquisition Proposal; or

                    (f) By the Board of Directors of either Party, if it determines in good faith by a majority vote that the other Party has substantially engaged in bad faith in breach of its obligations under
     Section 4.19 of this Agreement.

     6.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall become void and have no effect, and none of Regions, AmSouth, any of their respective Subsidiaries, or any of the officers or directors of any of them, shall have any Liability of any nature whatsoever hereunder or in conjunction with the transactions contemplated hereby, except that (a) the provisions of Sections 3.3(q) and 4.9(b), this Section 6.2, and Article 7 shall survive any such termination and abandonment, and (b) a termination of this Agreement shall not relieve a breaching Party from Liability for any uncured willful breach of a representation, warranty, covenant, or agreement of such Party contained in this Agreement. Notwithstanding the foregoing, in the event of any termination of this Agreement, each of the Option Agreements shall remain in full force and effect to the extent provided therein.

                                    ARTICLE 7
                                  MISCELLANEOUS

     7.1 DEFINITIONS.

          (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

               "1933 ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "ACQUISITION PROPOSAL" shall mean, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of a Party and its Subsidiaries or 25% or more of any class of equity or voting securities of a Party or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of the Party, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 25% or more of any class of equity or voting securities of a Party or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of the Party, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving a Party or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of the Party.

               "AFFILIATE" of a Person shall mean any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

               "AMSOUTH RESTATED CHARTER" shall mean the Restated Certificate of Incorporation of AmSouth in effect as of the date of this Agreement and as amended from time to time thereafter.

               "AMSOUTH CAPITAL STOCK" shall mean the AmSouth Common Stock and the AmSouth Preferred Stock.

               "AMSOUTH COMMON STOCK" shall mean the $1.00 par value per share common stock of AmSouth, together with the AmSouth Shareholder Rights attached thereto pursuant to the AmSouth Rights Plan.

               "AMSOUTH PREFERRED STOCK" shall mean the preferred stock, no par value, of AmSouth.

               "AMSOUTH  RIGHTS  PLAN"  shall  mean  that  certain   Stockholder
     Protection Rights Agreement, dated as of December 18, 1997, between AmSouth Bancorporation and AmSouth Bank, as Rights Agent.

               "AMSOUTH STOCKHOLDER RIGHTS" shall mean the preferred stock purchase rights issued pursuant to the AmSouth Rights Plan.

               "BANK SECRECY ACT" shall mean the Bank Secrecy Act of 1970, as amended, and any rules or regulations promulgated thereunder.

               "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

               "COMPENSATION AND BENEFIT PLAN" shall mean any pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, any other employee program or agreement, any medical, vision, dental, or other written health plan, any life insurance plan, and any other employee benefit plan or fringe benefit plan, including any "employee benefit plan" (as that term is defined in Section 3(3) of ERISA), maintained by, sponsored in whole or in part by, or contributed to by a Party for the benefit of its and its Subsidiaries' employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which such employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate and, except for the purposes of Section 4.15, any employment, severance, termination, consulting or retirement Contract with its or its Subsidiaries' current or former employees.

               "CONFIDENTIALITY    AGREEMENT"    shall    mean   that    certain
     Confidentiality Agreement, dated May 18, 2006, by and between Regions and AmSouth.

               "CONSENT"  shall  mean  any  consent,  approval,   authorization,
     clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

               "CONTRACT" shall mean any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, understanding, or undertaking of any kind or character to which any Person is a party or that is binding on any Person or its capital stock, assets, or business.

               "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Law, Order, or Permit.

               "DGCL" shall mean the Delaware General Corporation Law, as amended.

               "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common Law in respect of, pollution or protection of the environment, including CERCLA, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901, ET SEQ., and any other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               "ERISA PLAN" shall mean any Compensation and Benefit Plan which is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA.

               "EVALUATION MATERIAL" shall have the meaning set forth in the Confidentiality Agreement.

               "EXCHANGE AGENT" shall mean an exchange agent mutually agreed upon by Regions and AmSouth, which may be an Affiliate of Regions or AmSouth.

               "EXHIBITS" 1 through 4, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

               "FACILITIES" shall mean all buildings and improvements on the Property of any Person and any of its Subsidiaries.

               "FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition or balance sheets (including related notes and schedules, if any) of a Party included in any SEC Report filed by a Party, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in any SEC Report filed by a Party, and (ii) the consolidated statements of condition or balance sheets of a Party (including related notes and schedules, if any), and related statement of income, change in shareholders' equity, and cash flows (including related notes and schedules, if any) included in its SEC Reports.

               "GAAP" shall mean United States generally accepted accounting principles, consistently applied during the periods involved.

               "GOVERNMENTAL AUTHORITY" shall mean each Regulatory Authority and any other domestic or foreign court, administrative agency, commission or other governmental authority or instrumentality (including the staff thereof), or any industry self-regulatory authority (including the staff thereof).

               "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance  (as those  terms are  defined  by any  applicable  Environmental
     Laws), and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products that are or become regulated under any applicable local, state, or federal Law (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities, black mold and any polychlorinated biphenyls).

               "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

               "INTELLECTUAL PROPERTY" shall mean all patents, trademarks, trade names, service marks, domain names, database rights, copyrights, and any applications therefor, mask works, technology, know-how, Trade Secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material and all other intellectual property or proprietary rights.

               "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

               "JOINT PROXY STATEMENT/PROSPECTUS" shall mean the joint proxy statement and prospectus and other proxy solicitation materials of Regions and AmSouth constituting a part of the Registration Statement.

               "LAW" shall mean any code, law (including common law), ordinance, regulation, rule, or statute applicable to a Person or its assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Governmental Authority.

               "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, or guaranty of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

               "LIEN" shall mean any mortgage, pledge, reservation, restriction (other than a restriction on transfers arising under the Securities Laws), security interest, lien, or encumbrance of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for property Taxes not yet due and payable and (ii) in the case of depository institution Subsidiaries of a Party, pledges to secure deposits.

               "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, suit or notice (written or oral) by any Person alleging potential Liability, but shall not include regular, periodic examinations by Regulatory Authorities.

               "NASD" shall mean the National Association of Securities Dealers, Inc.

               "NYSE" shall mean the New York Stock Exchange, Inc.

               "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Governmental Authority.

               "ORGANIZATIONAL DOCUMENTS" shall mean the articles of incorporation, certificate of incorporation, charter, by-laws or other similar governing instruments, in each case as amended as of the date specified, of any Person, including the AmSouth Restated Charter and the Regions Restated Certificate of Incorporation.

               "OUTSTANDING" shall mean, with respect to shares of capital stock of a Party, shares of such capital stock that are issued and outstanding at a particular time.

               "PARTY" shall mean either Regions or AmSouth, and "PARTIES" shall mean both Regions and AmSouth.

               "PATRIOT ACT" means the USA Patriot Act of 2001, as amended, and any rules or regulations promulgated thereunder.

               "PENSION PLAN" shall mean any ERISA Plan which is also subject to
     Section 412 of the Internal Revenue Code or Section 302 of ERISA.

               "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, order or permit from Governmental Authorities that are required for the operation of a Party's respective businesses.

               "PERMITTED ISSUANCES" shall mean (a) in the case of Regions, (i) issuances of Regions Common Stock upon exercise of Rights outstanding as of the date hereof issued under the Regions Stock Plans, and (ii) issuances of Regions Common Stock pursuant to the Regions DRIP to the extent permitted hereunder; and (b) in the case of AmSouth, (i) issuances of AmSouth Common Stock upon exercise of Rights outstanding as of the date hereof issued under the AmSouth Stock Plans, and (ii) issuances of AmSouth Common Stock pursuant to the AmSouth DRIP to the extent permitted hereunder.

               "PERMITTED REPURCHASES" shall mean (a) in the case of Regions, repurchases of Regions Capital Stock in accordance with any stock repurchase program announced prior to the date of this Agreement by Regions, or any extension or renewal of such program, in accordance with Rule 10b-18 promulgated by the SEC and Regulation M promulgated by the SEC and (b) in the case of AmSouth, repurchases of AmSouth Capital Stock in accordance with any stock repurchase program announced prior to the date of this Agreement by AmSouth, or any extension or renewal of such program, in accordance with Rule 10b-18 promulgated by the SEC and Regulation M promulgated by the SEC.

               "PERSON" shall mean a natural person or any legal, commercial, or governmental entity, including, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

               "PROPERTY" shall mean all real property leased or owned by any Person and its Subsidiaries, either currently or in the past.

               "REGIONS BYLAWS" shall mean the By-Laws of Regions in effect as of the date of this Agreement and amended from time to time thereafter.

               "REGIONS CAPITAL STOCK" shall mean Regions Common Stock and Regions Preferred Stock.

               "REGIONS COMMON STOCK" shall mean the $0.01 par value per share common stock of Regions.

               "REGIONS PREFERRED STOCK" shall mean the $1.00 par value per share preferred stock of Regions.

               "REGIONS RESTATED CERTIFICATE OF INCORPORATION" shall mean the amended and restated certificate of incorporation of Regions in effect as of the date of this Agreement and amended from time to time thereafter.

               "REGIONS STOCK PLAN" shall mean any equity compensation plan of Regions.

               "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Regions under the 1933 Act with respect to the shares of Regions Common Stock to be issued to the stockholders of AmSouth in connection with the transactions contemplated by this Agreement.

               "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Internal Revenue Service, the PBGC, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, the NYSE, and the SEC (including, in each case, the staff thereof).

               "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, agent or other representative of a Person.

               "RIGHTS" shall mean, with respect to any Person, securities, or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls, restricted stock, deferred stock awards, stock units, phantom awards, dividend equivalents, or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock or earnings of such Person, and shall include the Regions Stock Options, Regions Stock-Based Awards, AmSouth Stock Options and AmSouth Stock-Based Awards, but shall not include the AmSouth Shareholder Rights.

               "SEC" shall mean the United States Securities and Exchange Commission.

               "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, offering circulars, information statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with the SEC.

               "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Company Act, the Investment Advisers Act, the Trust Indenture Act of 1939, each as amended, state securities and "Blue Sky" Laws, including in each case the rules and regulations of any Governmental Authority promulgated thereunder.

               "SUBSIDIARY" or "SUBSIDIARIES" shall have the meaning assigned in Rule 1-02(x) of Regulation S-X of the SEC; provided that there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

               "TAX" or "TAXES" shall mean (i) any and all federal, state, local, and foreign taxes, levies, imposts, duties, or other like assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any related interest and penalties, or additions thereto, and (ii) any liability for any items described in clause (i) above under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a successor or transferee, by contract or otherwise.

               "TAX RETURN" shall mean any report, return, information return, or other information (including any amendments, schedules or attachments thereto) required to be supplied to a Taxing authority in connection with Taxes, including any return of an Affiliated or combined or unitary group that includes a Party or its Subsidiaries.

               "TAXABLE PERIOD" shall mean any period prescribed by any governmental authority, including the United States or any state, local, or foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

               "TECHNOLOGY SYSTEMS" shall mean the electronic data processing, information, record keeping, communications, telecommunications, hardware, third party software, networks, peripherals, portfolio trading and computer systems, including any outsourced systems and processes, and Intellectual Property which are used by Person and its Subsidiaries.

               "TRADE SECRETS" means all trade secrets and confidential information and know-how, including without limitation processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists.

          (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

              Agreement.................................  Preamble
              Available AmSouth Stock Plan Shares.......  Section 1.6(d)
              AmSouth...................................  Preamble
              AmSouth Continuing Employees..............  Section 4.15(a)(i)
              AmSouth DRIP..............................  Section 1.6(f)
              AmSouth Insiders..........................  Section 4.13
              AmSouth Option Agreement..................  Recitals
              AmSouth Stockholder Approval..............  Section 3.3(b)(i)(A)
              AmSouth Stock Option......................  Section 1.6(a)
              AmSouth Stock Plan........................  Section 1.6(a)
              AmSouth Stock-Based Award.................  Section 1.6(b)
              CERCLA....................................  Section 3.3(h)

              Closing...................................  Section 1.2
              Closing Date..............................  Section 1.2
              Covered Parties...........................  Section 4.16(b)
              Delaware Secretary........................  Section 1.3
              Disclosure Letter.........................  Section 3.1
              Effective Time............................  Section 1.3
              ERISA Affiliate...........................  Section 3.3(k)(v)
              Exchange Fund.............................  Section 2.1(a)
              Exchange Ratio............................  Section 1.4(a)
              FDIC......................................  Section 3.3(i)(iii)(D)
              Holder....................................  Section 2.1(b)
              Indemnified Parties.......................  Section 4.16(a)
              Material Contract.........................  Section 3.3(l)(i)(E)
              Material Adverse Effect...................  Section 3.2(b)
              Maximum Amount............................  Section 4.16(c)
              Merger....................................  Section 1.1
              New Certificates..........................  Section 2.1(a)
              Old AmSouth Certificates..................  Section 1.4(b)
              Option Agreements.........................  Recitals
              PBGC......................................  Section 3.3(b)(iv)
              PCBs......................................  Section 3.3(h)(vi)
              Regulatory Consents.......................  Section 4.7(b)
              Regions...................................  Preamble
              Regions DRIP..............................  Section 3.3(c)(ii)
              Regions Option Agreement..................  Recitals
              Regions Stockholder Approval..............  Section 3.3(b)(i)(B)
              Required Consents.........................  Section 5.1(b)
              SEC Reports...............................  Section 3.3(d)(i)
              Surviving Corporation.....................  Section 1.1
              Takeover Laws.............................  Section 3.3(p)
              Termination Date..........................  Section 6.1(d)

          (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." The words "hereby," "herein," "hereof" or "hereunder," and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific section.

     7.2 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. Except for Article 1, and Article 2, Sections 4.4(c), 4.9(b), 4.16 and 4.17, and this Article 7, the respective representations, warranties, obligations, covenants, and agreements of the Parties shall be deemed only to be conditions of the Merger and shall not survive the Effective Time.

     7.3 EXPENSES.

          (a) Except as otherwise provided in this Section 7.3, each of the Parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that the Parties shall each bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Joint Proxy Statement/Prospectus and one half of the printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement/Prospectus.

          (b) Nothing contained in this Section 7.3 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the non-breaching Party.

     7.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the Disclosure Letters and Exhibits), together with the Option Agreements, constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than the Confidentiality Agreement, which shall remain in effect. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors or assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as provided in Sections 4.16 and 4.17.

     7.5 AMENDMENTS. Before the Effective Time, this Agreement may be amended by a subsequent writing signed by each of the Parties, whether before or after the AmSouth Stockholder Approval or Regions Stockholder Approval has been obtained, except to the extent that any such amendment would violate applicable Law or would require the approval of the stockholders of AmSouth or stockholders of Regions, unless such required approval is obtained.

     7.6 WAIVERS.

          (a) Prior to or at the Effective Time, either Party shall have the right to waive any Default in the performance of any term of this Agreement by the other Party, to waive or extend the time for the compliance or fulfillment by the other Party of any and all of such other Party's obligations under this Agreement, and to waive any or all of the conditions precedent to its obligations under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No waiver by a Party shall be effective unless in writing signed by a duly authorized officer of such Party.

          (b) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     7.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of each other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

     7.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the Persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

          AmSouth:                  AmSouth Bancorporation
                                    1900 Fifth Avenue North
                                    Birmingham, AL 35203
                                    Telecopy Number: (205) 264-0870
                                    Attention:  C. Dowd Ritter
                                                Chief Executive Officer


          Copy to Counsel:          Sullivan & Cromwell LLP
                                    125 Broad Street
                                    New York, NY 10004
                                    Telecopy Number: (212) 558-3588
                                    Attention:  H. Rodgin Cohen, Esq.
                                                Mitchell S. Eitel, Esq.

          Regions:                  Regions Financial Corporation
                                    417 North 20th Street
                                    Birmingham, AL 35203
                                    Attention:  Jackson W. Moore
                                                Chief Executive Officer


          Copy to Counsel:          Wachtell, Lipton, Rosen & Katz
                                    51 West 52nd Street
                                    New York, NY  10019
                                    Telecopy Number: (212) 403-2000
                                    Attention:   Edward D. Herlihy, Esq.
                                                 Lawrence S. Makow, Esq.

     7.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable principles of conflicts of Laws.

     7.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, and which counterparts may be delivered by facsimile.

     7.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     7.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the Parties. Nothing contained herein shall require any Party or person to take any action of any type in violation of applicable law.

     7.13 SEVERABILITY. If any term or provision of this Agreement is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     7.14 WAIVER OF JURY TRIAL. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any Litigation, directly or indirectly, arising out of, or relating to, this Agreement, or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (a) no representative, agent or attorney of the other Party has represented, expressly or otherwise, that such other Party would not, in the event of Litigation, seek to enforce the foregoing waiver, (b) each Party understands and has considered the implications of this waiver, (c) each Party makes this waiver voluntarily, and (d) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7.14.

          IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed and delivered on its behalf by its duly authorized officers as of the day and year first above written.



                                       REGIONS FINANCIAL CORPORATION


                                       By:  /s/ Jackson W. Moore
                                            ----------------------------------
                                            Name: Jackson W. Moore
                                            Title: Chairman, President and
                                                   Chief Executive Officer



                                       AMSOUTH BANCORPORATION


                                       By:  /s/ C. Dowd Ritter
                                            ----------------------------------
                                            Name: C. Dowd Ritter
                                            Title: Chairman, President and
                                                   Chief Executive Officer



                      [SIGNATURE PAGE TO MERGER AGREEMENT]